CONFIDENTIAL: Annex B of this Trust Indenture and Mortgage has been redacted for confidentiality purposes.

TRUST INDENTURE AND MORTGAGE

Dated as of June 9, 2006

Between

CONTINENTAL AIRLINES, INC.,

Owner

and

WILMINGTON TRUST COMPANY,
not in its individual capacity,
except as expressly stated herein,
but solely as Mortgagee,

Mortgagee

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(continued)

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(continued)
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ANNEX A Definitions
ANNEX B Insurance
EXHIBIT A Form of Trust Indenture Location Supplement
EXHIBIT B Form of Trust Indenture Collateral Supplement
SCHEDULE I Designated Locations

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TRUST INDENTURE AND MORTGAGE

TRUST INDENTURE AND MORTGAGE, dated as of June 9, 2006 (“Trust Indenture”), between CONTINENTAL AIRLINES, INC., a Delaware corporation (“Owner”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together with its successors hereunder, the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

WHEREAS, the Company, which is a certificated air carrier under Section 44705 of title 49 of the U.S. Code, and the Mortgagee desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner of the Equipment Notes and (ii) to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee, as part of the Collateral hereunder, among other things, of all of the Owner’s right, title and interest in and to the Pledged Spare Parts and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees;

WHEREAS, Schedule I to this Trust Indenture specifically describes the locations at which the Spare Parts and Appliances covered by the security interest of this Trust Indenture may be maintained by or on behalf of the Company, and Section 4.04(b) of this Trust Indenture provides for the designation of additional locations pursuant to Trust Indenture Location Supplements;

WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner and authenticated and delivered by the Mortgagee hereunder, the valid, binding and enforceable obligations of the Owner; and

WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

GRANTING CLAUSE

NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Break Amount, if any, Premium, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the other Operative Agreements for the benefit of the Note Holders and each of the Indemnitees, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the

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Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the Indenture Indemnitees, a first priority security interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:

(1) All Spare Parts and Appliances first placed in service after October 22, 1994 and currently owned or hereafter acquired by the Owner that (I) (a) are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, (i) one or more of the following models of Aircraft: a Boeing model 737-700, 737-800, 737-900, 757-200, 757-300, 767-200, 767-400 or 777-200 Aircraft; (ii) any Engine utilized on any such Aircraft; or (iii) any other Qualified Spare Part, and (b) are not appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, any other model of Aircraft currently operated by the Owner or any Engine utilized on any such other model of Aircraft, (II) are Rotable Parts appropriate for incorporation in, installation on, attachment or appurtenance to, or use in a Boeing model 737-300 or 737-500 Aircraft (or both), any Engine utilized on any such Aircraft or any other Qualified Spare Part, (III) are Rotable Parts appropriate for incorporation in, installation on, attachment or appurtenance to, or use in more than one of the following models of Aircraft: a Boeing model 737-300, 737-500, 737-700, 737-800, 737-900, 757-200, 757-300, 767-200, 767-400 or 777-200 Aircraft, or any Engine utilized on any such Aircraft or (IV) effective on and after the date that the Owner shall have executed and delivered to the Mortgagee a Trust Indenture Collateral Supplement, are described in such Trust Indenture Collateral Supplement (collectively, “Qualified Spare Parts”), provided that the following shall be excluded from the Lien of this Trust Indenture: (w) any Spare Part or Appliance so long as it is incorporated in, installed on, attached or appurtenant to, or being used in, an Aircraft, Engine or Qualified Spare Part that is so incorporated, installed, attached, appurtenant or being used; (x) any Spare Part or Appliance that has been incorporated in, installed on, attached or appurtenant to, or used in an Aircraft, Engine or Qualified Spare Part that has been so incorporated, installed, attached, appurtenant or used, for so long after its removal from such Aircraft or Engine as it remains owned by a lessor or conditional seller of, or subject to a Lien applicable to, such Aircraft or Engine; (y) the Excluded Parts; and (z) any Spare Part or Appliance leased to, loaned to, or held on consignment by, the Owner (such Spare Parts and Appliances, giving effect to such exclusions, the “Pledged Spare Parts”);

(2) The rights of the Owner under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts (the “Warranties”);

(3) All proceeds with respect to the sale or other disposition by the Mortgagee of any Pledged Spare Part or other Collateral pursuant to the terms of this Trust Indenture, and all insurance proceeds with respect to any Pledged Spare Part, but excluding any insurance maintained by the Owner and not required under Section 4.09;

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(4) All rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 5.03(b) and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Trust Indenture or the Collateral Maintenance Agreement held or required to be held by the Mortgagee hereunder, including all Eligible Accounts (including the Securities Account);

(5) All cash, Investment Securities and other financial assets held in any Eligible Account by the Mortgagee or an Eligible Institution; all Cash Collateral; and all security entitlements with respect thereto;

(6) All repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Owner, and all records, logs, documents and other materials required at any time to be maintained by the Owner pursuant to the FAA or under the Act, in each case with respect to any of the Pledged Spare Parts (the “Spare Parts Documents”); and

(7) All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner’s right hereunder to quiet enjoyment of the Pledged Spare Parts, and to possess, use, retain and control the Pledged Spare Parts and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the warranties and indemnities referred to in clause (2) above, to exercise in the Owner’s name all rights and powers (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of any such warranty or indemnity which would increase the obligations of the Owner thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III hereof, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (7) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Indenture Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders and the

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Indenture Indemnitees shall have no obligation or liability under the Indenture Agreements by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto.

ARTICLE II

THE EQUIPMENT NOTES

SECTION 2.01.  Form of Equipment Notes

The Equipment Notes shall be substantially in the form set forth below:

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THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT
TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE
SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY
NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH
APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS
AVAILABLE.

CONTINENTAL AIRLINES, INC.

SERIES [G/B] EQUIPMENT NOTE DUE JUNE 2, 2013

No.____	Date: [__________, ____]

MATURITY DATE

June 2, 2013

CONTINENTAL AIRLINES, INC., a Delaware corporation (“Owner”), hereby promises to pay to [__________________], or the registered assignee thereof, the principal sum of $[____________] (the “Original Amount”), together with interest on the amount of the Original Amount remaining unpaid from time to time from the date hereof until paid in full at a rate per annum for each Interest Period equal to the Debt Rate for such Interest Period (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues). The Original Amount of this Equipment Note shall be paid in full on June 2, 2013. Accrued but unpaid interest shall be due and payable in quarterly installments commencing on September 2, 2006, and thereafter on December 2, March 2, June 2 and September 2 of each year, to and including June 2, 2013. Interest shall be payable with respect to the first but not the last day of each Interest Period. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable.

For purposes hereof, the term “Trust Indenture” means the Trust Indenture and Mortgage, dated as of June 9, 2006, between the Owner and Wilmington Trust Company (the “Mortgagee”), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues) on any overdue payment of all or a portion of the Original Amount and (to the extent permitted by applicable Law) any overdue interest and any other amounts

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payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of all or a portion of the Original Amount, interest, Break Amount, if any, and Premium, if any, received by it hereunder shall be applied, first, to the payment of Break Amount, if any, with respect to this Equipment Note, second, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue payment of all or a portion of the Original Amount, any overdue Break Amount and Premium, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, third, to the payment of all or the portion of the Original Amount of this Equipment Note then due, fourth, to the payment of Premium, if any, and any other amount due hereunder or under the Trust Indenture, and fifth, the balance, if any, remaining thereafter, to the payment of the Original Amount of this Equipment Note remaining unpaid.

This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.

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This Equipment Note is subject to redemption as provided in Sections 2.11 and 2.12 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture.

[The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of Series G Equipment Notes, and certain other Secured Obligations and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Mortgagee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Mortgagee his attorney-in-fact for such purpose.]1

Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

*   *   *

1. To be inserted in case of the Series B Equipment Note.

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IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

CONTINENTAL AIRLINES, INC.

By:
Name:
Title:

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MORTGAGEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

WILMINGTON TRUST COMPANY, as Mortgagee

By:
Name:
Title:

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SECTION 2.02.  Issuance and Terms of Equipment Notes

The Equipment Notes shall be dated the Closing Date, shall be issued in two separate series consisting of Series G and Series B in the principal amount of the related secured loan as set forth in Section 2.1 of the Note Purchase Agreement. On the Closing Date, a Series G Equipment Note and a Series B Equipment Note shall be issued to the Subordination Agent on behalf of the applicable Pass Through Trustee under the Pass Through Trust Agreement. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

Each Equipment Note shall bear interest on the unpaid Original Amount thereof from time to time outstanding from the date thereof until paid in full at the rate per annum for each Interest Period equal to the Debt Rate for such Interest Period (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues). Accrued interest shall be payable in arrears on September 2, 2006, and on each December 2, March 2, June 2 and September 2 thereafter until maturity. Interest on the Equipment Notes shall be payable with respect to the first but not the last day of each Interest Period. The Original Amount of the Equipment Notes of each Series shall be paid in full on June 2, 2013. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues) on any part of the Original Amount, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts under any Equipment Note shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable thereunder.

The Owner agrees to pay to the Mortgagee for distribution in accordance with Section 3.04 hereof: (a)(i) an amount equal to the fees payable to the Primary Liquidity Provider under Section 2.03 of the Primary Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement); (ii) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of the Primary Liquidity Facility minus Investment Earnings from such Downgrade Advance; (iii) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of the Primary Liquidity Facility minus Investment Earnings from such Non-Extension Advance; (iv) if any payment default shall have occurred and be continuing with respect to interest on any Series G Equipment Notes, the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07 of the Primary Liquidity Facility (or, if the

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Policy Provider has made a payment equivalent to such an Advance, as would have been payable under Section 3.07 of the Primary Liquidity Facility had such Advance been made) over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Owner on the overdue scheduled interest on the Series G Equipment Notes; (v) any other amounts owed to the Primary Liquidity Provider by the Subordination Agent as borrower under the Primary Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (ii), (iii) or (iv) above; and (vi) an amount equal to the fees payable to the Policy Provider under Section 3.02 of the Policy Provider Agreement and all other compensation and reimbursement of expenses and disbursements (but excluding reimbursement of advances) payable to the Policy Provider under the Policy Provider Agreement (but excluding all such amounts actually paid by the Owner to the Policy Provider under the Policy Provider Agreement), (b) all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Pass Through Trust Agreements, and (c) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance” and “Unpaid Advance” shall have the meanings specified in the Primary Liquidity Facility.

The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes to the Mortgagee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the Owner signed by an authorized officer of the Owner. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

The aggregate Original Amount of the Equipment Notes issued hereunder shall not exceed the sum of the amounts set forth in Section 2.1(a) and (b) of the Note Purchase Agreement.

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SECTION 2.03.  [Intentionally Omitted.]

SECTION 2.04.  Method of Payment

(a) Each payment of the Original Amount of, interest on, Break Amount, if any, Premium, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:30 AM, New York time, on the due date of payment to the Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Mortgagee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder’s Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Mortgagee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Mortgagee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at Debt Rate until such payment is made and the Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 11:30 AM, New York time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Note Purchase Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule 1 thereto and otherwise in the manner provided in or pursuant to the Note Purchase Agreement unless it shall have specified some other account or manner of payment by notice to the Mortgagee consistent with this Section 2.04.

(b) The Mortgagee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of all or a portion of the Original Amount of, interest on, Break Amount, if any, Premium, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such

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Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The Mortgagee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

If a Note Holder which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8BEN (or such successor form or forms as may be required by the United States Treasury Department) that is valid and in effect on the date on which the payment hereunder or under the Equipment Note(s) held by such holder is made and has not notified the Mortgagee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate), the Mortgagee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), in the calendar year in which a payment is made (but prior to the making of any payment for such year) or either of the two preceding calendar years, and has not notified the Mortgagee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Mortgagee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Mortgagee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

Owner shall not have any liability for the failure of the Mortgagee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.

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SECTION 2.05.  Application of Payments

In the case of each Equipment Note, each payment of all or a portion of the Original Amount, Break Amount, if any, Premium, if any, and interest due thereon shall be applied:

First: to the payment of Break Amount, if any, with respect to such Equipment Note and any other amount (other than as covered by any of the following clauses) due hereunder or under such Equipment Note;

Second: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue payment of all or a portion of the Original Amount, any overdue Premium, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

Third: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder;

Fourth: to the payment of Premium, if any, and any other amount due hereunder or under such Equipment Note; and

Fifth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.11 and 2.12 hereof).

SECTION 2.06.  Termination of Interest in Collateral

No Note Holder nor any other Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Break Amount, if any, Premium, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Indenture Indemnitee or the Mortgagee hereunder (including, without limitation, under the third paragraph of Section 2.02 hereof) and under the other Operative Agreements by the Owner (collectively, the “Secured Obligations”) shall have been paid in full.

SECTION 2.07.  Registration Transfer and Exchange of Equipment Notes

The Mortgagee shall keep a register (the “Equipment Note Register”) in which the Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Mortgagee. The Mortgagee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or

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holders. Upon surrender for registration of transfer of any Equipment Note, the Owner shall execute, and the Mortgagee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to the Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the Note Holder or such holder’s attorney duly authorized in writing, and the Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of any portion of the Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of any portion of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Mortgagee and such change is reflected on the Equipment Note Register. The Mortgagee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of this Trust Indenture and the Note Purchase Agreement applicable to Note Holders, including Sections 6.3, 6.4 and 9.1 thereof and shall be deemed to have covenanted to the parties to the Note Purchase Agreement as to the matters covenanted by the original Note Holder in the Note Purchase Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.07, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

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SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Equipment Notes

If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, execute and the Mortgagee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Mortgagee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Mortgagee such security or indemnity as may be required by them to save the Owner and the Mortgagee harmless and evidence satisfactory to the Owner and the Mortgagee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Owner shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder with the requirements set forth in this Section 2.08, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.

SECTION 2.09.  Payment of Expenses on Transfer; Cancellation

(a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Mortgagee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b) The Mortgagee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

SECTION 2.10.  [Intentionally Omitted.]

SECTION 2.11.  Optional Redemptions of Equipment Notes

The Equipment Notes of either Series may be redeemed in accordance with Section 2.12 below at any time in whole or (so long as no Payment Default has occurred and is continuing) in part by the Owner at its sole option (an “Optional Redemption”) (except that no Equipment Note may be redeemed by the Owner prior to the third anniversary of the Issuance Date (other than in connection with a redemption to satisfy the Collateral Ratio or the Subordinated Collateral Ratio as provided in Section 3.1(a)(v) of the Collateral Maintenance Agreement, the Rotable Ratio as provided in Section 3.1(b)(iii) of the Collateral Maintenance Agreement or the fleet reduction covenant provided in Section 3.3 of the Collateral Maintenance Agreement)) at a redemption price equal to the sum of the Original Amount (or portion thereof)

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subject to such Optional Redemption and accrued and unpaid interest on, and Premium, if any, and Break Amount, if any, with respect to, such Original Amount. Notwithstanding the foregoing, so long as the Series G Equipment Notes and the Policy Provider Obligations have not been paid in full, the Owner shall not make an Optional Redemption of any Series B Equipment Notes (i) if an Event of Default or failure by Owner to pay any amount of principal of or interest on any Equipment Note when due has occurred and is continuing as of the applicable redemption date or (ii) unless (x) the Owner shall have furnished to the Mortgagee (and, if the Policy Provider is then the Controlling Party, to the Policy Provider) within 60 days prior to the redemption date a certificate of an Officer certifying that, based upon the Pledged Spare Parts included in the Collateral determined as of a date within 10 days prior to the date of such certificate valued using the Appraised Value of such Pledged Spare Parts (but without requiring a new Independent Appraiser’s Certificate), the Collateral Ratio does not exceed the Maximum Collateral Ratio (after giving effect to any scheduled redemption of Equipment Notes on such redemption date) or (y) the Series G Equipment Notes shall be redeemed in whole simultaneously with the Optional Redemption of the Series B Equipment Notes, provided that the Controlling Party may, in its sole discretion, waive compliance with the requirements of this sentence.

SECTION 2.12.  Redemptions; Notice of Redemption

(a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Mortgagee.

(b) Notice of redemption with respect to the Equipment Notes shall be given by the Mortgagee by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder’s address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Owner to the Policy Provider and Mortgagee given not later than three Business Days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price. The Mortgagee shall promptly provide a copy of any such notice to the Policy Provider.

(c) On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by the Mortgagee, deposit or cause to be deposited with the Mortgagee by 11:30 AM New York time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed, together with all amounts required to be paid by Owner referred to in Clause “First” of Section 3.02.

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(d) Notice of redemption having been given as aforesaid, the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of the Mortgagee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

SECTION 2.13.  Subordination

(a) The Owner and each Note Holder (by acceptance of its Equipment Notes of any Series), hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 5.01(v), (vi) or (vii) hereof, except as expressly provided in Article III hereof.

(b) By the acceptance of its Series B Equipment Notes, each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Note Holders of the Series G Equipment Notes and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

SECTION 3.01.  Basic Distributions

Except as otherwise provided in Sections 3.02 and 3.03 hereof, each scheduled payment of principal or interest on the Equipment Notes received by the Mortgagee shall be promptly distributed in the following order of priority:

(i)
so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of the Original Amount and interest (as well as any interest on any overdue payment of all or any portion of the Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series G Equipment Notes shall be distributed to the Note Holders of Series G ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series G Equipment Note, bears to the aggregate amount of the payments then due under all Series G Equipment Notes;

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(ii)
after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of the Original Amount and interest (as well as any interest on any overdue payment of all or any portion of the Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes.

SECTION 3.02.  Redemptions

Except as otherwise provided in Section 3.03 hereof, any payments received by the Mortgagee pursuant to an Optional Redemption of the Equipment Notes in accordance with Section 2.11 hereof shall be applied to redemption of the Equipment Notes by applying such funds in the following order of priority:

First,
(a) to reimburse the Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Agreements and then (b) to pay any other Secured Obligations then due (except as provided in clause “Second” below) to the Mortgagee, the Note Holders and the other Indenture Indemnitees under this Trust Indenture, the Note Purchase Agreement or the Equipment Notes (other than amounts specified in clause Second below);

Second,	(i)
so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue payment of all or any portion of the Original Amount and, to the extent permitted by Law, on any overdue interest), Break Amount, if any, and Premium, if any, then due under all Series G Equipment Notes shall be distributed to the Note Holders of Series G ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series G Equipment Note, bears to the aggregate amount of the payments then due under all Series G Equipment Notes;

(ii)
after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue payment of all or any portion of the Original Amount and, to the extent permitted by Law, on any overdue interest), Break Amount, if any, and Premium, if any, then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

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Third,	as provided in clause “Fourth” of Section 3.03 hereof.

SECTION 3.03.  Payments After Event of Default

Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to Article V hereof) after an Event of Default shall have occurred and be continuing and after the declaration specified in Section 5.02(b) hereof, as well as all payments or amounts then held by the Mortgagee as part of the Collateral, shall be promptly distributed by the Mortgagee in the following order of priority:

First,
so much of such payments or amounts as shall be required to (i) reimburse the Mortgagee or WTC for any tax (except to the extent resulting from a failure of the Mortgagee to withhold taxes pursuant to Section 2.04(b) hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral (all such property being herein called the “Mortgaged Property”) pursuant to Section 5.03(b) hereof) incurred by the Mortgagee or WTC (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Mortgagee, WTC or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, WTC or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Mortgagee as between itself, WTC and the Note Holders in reimbursement of such expenses and any other expenses for which the Mortgagee, WTC or the Note Holders are entitled to reimbursement under any Operative Agreement and (ii) pay all Secured Obligations payable to the other Indenture Indemnitees hereunder and under the Note Purchase Agreement (other than amounts specified in clauses Second and Third below); and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second,
so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 6.03 hereof;

Third,	(i)
so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series G Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Premium which shall not be due and payable), and Break Amount, if any, with respect to the Series G Equipment Notes and all other Secured Obligations in

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respect of the Series G Equipment Notes (other than Premium) to the date of distribution, shall be distributed to the Note Holders of Series G, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series G Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Premium, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series G Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Premium) to the date of distribution;

(ii)
after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Premium which shall not be due and payable), and Break Amount, if any, with respect to the Series B Equipment Notes, and all other Secured Obligations in respect of the Series B Equipment Notes (other than Premium) to the date of distribution, shall be distributed to the Note Holders of Series B, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series B Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Premium) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series B Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Premium) to the date of distribution;

Fourth,	the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

No Premium shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

SECTION 3.04.  Certain Payments

(a) Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

(b) Notwithstanding anything to the contrary contained in this Article III, the Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Mortgagee in its individual capacity, any Note Holder or any other Indenture Indemnitee, in each case whether or not pursuant to Section 8 of the Note

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Purchase Agreement, directly to the Person entitled thereto. Any payment received by the Mortgagee under the third paragraph of Section 2.02 hereof shall be distributed to the Subordination Agent in its capacity as Note Holder to be distributed in accordance with the terms of the Intercreditor Agreement.

SECTION 3.05.  Other Payments

Any payments received by the Mortgagee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Mortgagee to the extent received or realized at any time, in the order of priority specified in Section 3.01 hereof, and after payment in full of all amounts then due in accordance with Section 3.01 in the manner provided in clause “Fourth” of Section 3.03 hereof.

SECTION 3.06.  Release of Cash Collateral

(a) Upon written request by the Owner to the Mortgagee after notice of redemption of Equipment Notes has been given to Note Holders pursuant to Section 2.12 of this Trust Indenture, the Mortgagee shall apply, to the extent specified in such written request, the Cash Collateral to pay amounts due with respect to the Equipment Notes to be redeemed on the applicable redemption date.

(b) If the Collateral Ratio is less than the Maximum Collateral Ratio, the Subordinated Collateral Ratio is less than the Maximum Subordinated Collateral Ratio and the Rotable Ratio is greater than the Minimum Rotable Ratio, in each case as most recently determined pursuant to Article 2 or Section 3.1 of the Collateral Maintenance Agreement, and the Mortgagee held any Cash Collateral as of the Valuation Date for such Collateral Ratio, Subordinated Collateral Ratio and Rotable Ratio (or subsequent date as of which such ratio was recalculated pursuant to Section 3.1 of the Collateral Maintenance Agreement), upon written request of the Owner and so long as no Event of Default or Special Default has occurred and is continuing the Mortgagee shall pay to the Owner an amount of the Cash Collateral such that the Collateral Ratio would not be greater than the Maximum Collateral Ratio, the Subordinated Collateral Ratio would not be greater than the Maximum Subordinated Collateral Ratio and the Rotable Ratio would not be less than the Minimum Rotable Ratio, giving effect to such payment (but otherwise using the information used as of such most recent determination date to determine such ratio).

SECTION 3.07.  Securities Account

WTC agrees to act as an Eligible Institution under the Trust Indenture in accordance with the provisions of the Trust Indenture (in such capacity, the “Securities Intermediary”) for the purpose of holding any Cash Collateral. Except in its capacity as Mortgagee, WTC waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by Owner. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in the Trust Indenture, (i) any amounts of Cash Collateral to be held by the Mortgagee and any investment earnings thereon or other Investment Securities will be credited to an Eligible Account (the “Securities Account”) for

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which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Mortgagee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Investment Securities and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Investment Securities, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered from and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Owner, payable to or to the order of the Owner or specially indorsed to the Owner except to the extent the foregoing have been specially endorsed by the Owner to the Securities Intermediary or endorsed in blank. The Mortgagee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “securities entitlement” to the “financial assets” credited to the Securities Account in trust for the benefit of the Note Holders and each of the Indenture Indemnitees as set forth in the Trust Indenture. The Owner acknowledges that, by reason of the Mortgagee being the “entitlement holder” in respect of the Securities Account as provided above, the Mortgagee shall have the sole right and discretion, subject only to the terms of the Trust Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Owner; provided, however, in no event shall the consent of the Owner be required as a condition to WTC complying with any such entitlement order of the Mortgagee.

ARTICLE IV

COVENANTS

SECTION 4.01.  Notice of Change of Location

The Owner will give Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its location (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 4.06 hereof as a result of such relocation.

SECTION 4.02.  Liens

The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Collateral, title to any of the foregoing or any interest of the Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such

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action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.

SECTION 4.03.  Maintenance

The Owner, at its own cost and expense:

(a) shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with all applicable Laws issued by the FAA or any other Governmental Entity having jurisdiction over the Owner or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor, and shall utilize, or cause to be utilized, the same manner and standard of maintenance with respect to each model of Spare Part or Appliance included in the Pledged Spare Parts as is utilized for such model of Spare Part or Appliance owned by the Owner and not included in the Pledged Spare Parts;

(b) shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts if such modification would materially diminish the value of the Pledged Spare Parts, taken as a whole; and

(c) shall maintain, or cause to be maintained, the Pledged Spare Parts in good working order and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare Parts that have become worn out or unfit for use and not reasonably repairable or become obsolete, (ii) Pledged Spare Parts that are not required for the Owner’s normal operations and (iii) Expendables that have been consumed or used in the Owner’s operations.

(d) shall maintain, or cause to be maintained, all Spare Parts Documents in respect of the Pledged Spare Parts in the English language.

SECTION 4.04.  Use, Designated Location and Possession

(a) Subject to the terms of the Collateral Maintenance Agreement, the Owner shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Mortgagee, to deal with the Pledged Spare Parts in any manner consistent with the Owner’s ordinary course of business, including without limitation any of the following:

(i) to incorporate in, install on, attach or make appurtenant to, or use in, any Aircraft, Engine or Qualified Spare Part leased to or owned by the Owner (whether or not subject to any Lien) any Pledged Spare Part, free from the Lien of this Trust Indenture;

(ii) to dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use, and to sell or dispose of any such Pledged

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Spare Part or any salvage resulting from such dismantling, free from the Lien of this Trust Indenture; and

(iii) to transfer any or all of the Pledged Spare Parts located at one or more Designated Locations to one or more other Designated Locations or to one or more locations which are not Designated Locations.

(b) The Owner shall keep the Pledged Spare Parts at one or more of the Designated Locations, except as otherwise permitted under Sections 4.04(a) or 4.05 of this Trust Indenture or the Collateral Maintenance Agreement. If and whenever the Owner shall wish to add a location as a Designated Location, the Owner will furnish to the Mortgagee the following:

(i) a Trust Indenture Supplement duly executed by the Owner, identifying each location that is to become a Designated Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of this Trust Indenture;

(ii) an opinion of counsel, dated the date of execution of said Trust Indenture Supplement, stating that said Trust Indenture Supplement has been duly filed for recording in accordance with the provisions of the Act, and either: (a) no other filing or recording is required in any other place within the United States in order to perfect the Lien of this Trust Indenture on the Qualified Spare Parts held at the Designated Locations specified in such Trust Indenture Supplement under the laws of the United States, or (b) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such opinion of counsel, as are necessary to perfect the Lien of this Trust Indenture; and

(iii) An Officer’s Certificate stating that in the opinion of the officer executing such Officer’s Certificate, all conditions precedent provided for in this Trust Indenture relating to the subjection of such property to the Lien of this Trust Indenture have been complied with.

(c) Without the prior written consent of the Mortgagee, the Owner will not sell, lease or otherwise in any manner deliver, transfer or relinquish possession of any Pledged Spare Part to anyone other than the grant of the security interest to the Mortgagee pursuant to this Trust Indenture, except as permitted by the provisions of Section 3.2 of the Collateral Maintenance Agreement and Sections 4.04 and 4.05 of this Trust Indenture and except that the Owner shall have the right, in the ordinary course of business, (i) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any Person for the purpose of transport to any of the foregoing or (ii) to subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement or arrangement customary in the airline industry and entered into by the Owner in the ordinary course of its business; provided, however, that if the Owner’s title to any such Pledged Spare Part shall be divested under any such agreement or

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arrangement, such divestiture shall be deemed to be a Sale with respect to such Pledged Spare Part subject to the provisions of Section 3.2 of the Collateral Maintenance Agreement.

(d) So long as no Event of Default shall have occurred and be continuing, the Owner may enter into a lease with respect to any Pledged Spare Part to any U.S. Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person (a “Permitted Lessee”). In the case of any such lease, the Owner will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Trust Indenture, including the rights of the Mortgagee to repossess such Pledged Spare Part and avoid such lease in the exercise of its rights to repossession of the Pledged Spare Parts under this Trust Indenture, and the Owner shall remain primarily liable for the performance and observance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect, in each case to the same extent as if such lease or transfer had not occurred; (u) require the Permitted Lessee to comply with the terms of Section 4.09; and (v) require that the Pledged Spare Parts subject thereto be used in accordance with the limitations applicable to the Owner’s use, possession and location of such Pledged Spare Parts provided in this Trust Indenture (including, without limitation, that such Pledged Spare Parts be kept at one or more Designated Locations), it being understood that such Permitted Lessee shall be entitled to incorporate in, install on, attach or make appurtenant to, or use in, any Aircraft, Engine or Appliance leased to, or owned by, such Permitted Lessee (whether or not subject to any Lien) any Pledged Spare Part subject thereto, free from the Lien of this Trust Indenture. No lease permitted under this Section shall be entered into unless (w) the Owner shall provide written notice to the Mortgagee and a copy of any such lease (promptly after entering into any such lease); (x) the Owner shall furnish to the Mortgagee evidence reasonably satisfactory to the Mortgagee that the insurance required by Section 4.09(a) remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest (subject to Permitted Liens) of Mortgagee in the Pledged Spare Parts; and (z) the Owner shall reimburse the Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Mortgagee in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture and the Collateral Maintenance Agreement, the Owner may in its sole discretion permit a Permitted Lessee to exercise any or all rights which the Owner would be entitled to exercise under Article IV hereof and Section 3.2 of the Collateral Maintenance Agreement, and may cause a Permitted Lessee to perform any or all of the Owner’s obligations under Article IV hereof and Section 3.2 of the Collateral Maintenance Agreement, and the Mortgagee agrees to accept actual and full performance thereof by a Permitted Lessee in lieu of performance by the Owner. No pooling agreement, permitted lease or other relinquishment of possession of any Pledged Spare Part shall in any way discharge or diminish any of the Owner’s obligations under this Trust Indenture or constitute a waiver by the Mortgagee or the Policy Provider of any rights or remedies hereunder.

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SECTION 4.05.  Permitted Sale or Dispositions

(a) So long as no Event of Default has occurred and is continuing, the Owner may sell, transfer or dispose of Pledged Spare Parts free from the Lien of the Trust Indenture, subject to the provisions of the Collateral Maintenance Agreement.

(b) No purchaser in good faith of property purporting to be transferred pursuant to Section 4.04(a)(ii) or 4.05(a) shall be bound to ascertain or inquire into the authority of the Owner to make any such transfer, free and clear of the Lien of this Trust Indenture. Any instrument of transfer executed by the Owner under Section 4.04(a)(ii) or 4.05 shall be sufficient for the purposes of this Trust Indenture and shall constitute a good and valid release, assignment and transfer of the property therein described free from the Lien of this Trust Indenture.

SECTION 4.06.  Certain Assurances

(a) The Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Mortgagee shall reasonably request for accomplishing the purposes of this Trust Indenture, provided that any instrument or other document so executed by the Owner will not expand any obligations or limit any rights of the Owner in respect of the transactions contemplated by any Operative Agreement.

(b) The Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of this Trust Indenture and any amendments or supplements hereto, as shall be necessary to continue the perfection and priority of the Lien created by this Trust Indenture.

(c) The Owner, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any consolidation or merger of the Owner, any conveyance, transfer or lease of all or substantially all of the assets of the Owner, or any change of the Owner’s location) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Mortgagee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

SECTION 4.07.  Merger of Owner

(a) In General. Owner shall not consolidate with or merge into any other person under circumstances in which Owner is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

(i) such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

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(ii) such person executes and delivers to Mortgagee and the Policy Provider a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee and the Policy Provider, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements and the Policy Provider Documents to which the Owner is a party to be performed or observed by Owner;

(iii) such person makes such filings and recordings with the FAA as shall be necessary to evidence such consolidation or merger;

(iv) immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing; and

(v) the Owner shall have delivered to the Mortgagee an officers’ certificate and an opinion (or opinions) of counsel, each stating that (a) such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of this Trust Indenture and (ii) this Trust Indenture, each other Operative Agreement and the Equipment Notes constitute the valid and legally binding obligations of such person.

(b) Effect of Merger. Upon any such consolidation or merger of Owner with or into, or the conveyance, transfer or lease by Owner of all or substantially all of its assets to, any Person in accordance with this Section 4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such person had been named as “Owner” therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of Owner under this Trust Indenture, the other Operative Agreements and the Policy Provider Documents.

SECTION 4.08.  Indenture Obligations

The Owner agrees to perform and observe all of the agreements, covenants and obligations of the Owner set forth in this Trust Indenture, the Equipment Notes and the other Operative Agreements (it being understood that this Section 4.08 shall not restrict the ability to amend or supplement, or waive compliance with, any Operative Agreement in accordance with its terms).

SECTION 4.09.  Insurance

(a) The Owner’s Obligation to Insure.

(i) Obligation to Insure. The Owner shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

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(ii) Insurance for Own Account. Nothing in this Section 4.09(a) shall limit or prohibit (a) the Owner from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) the Mortgagee or any Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Owner pursuant to this Section 4.09(a) and Annex B.

(b) Application of Insurance Proceeds.

(i) As between the Owner and the Mortgagee, all insurance proceeds up to the Debt Balance paid under policies required to be maintained by the Owner pursuant to this Trust Indenture as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount will be paid to the Mortgagee. At any time or from time to time after the receipt by the Mortgagee of insurance proceeds, upon submission to the Mortgagee of an Officer’s Certificate stating that the Owner has after the occurrence of such Event of Loss purchased additional Qualified Spare Parts that are located at or have been shipped by vendor(s) to a Designated Location, and stating the aggregate purchase price for such additional Qualified Spare Parts, the Mortgagee shall pay the amount of such purchase price, up to the amount of such insurance proceeds not previously disbursed pursuant to this sentence or otherwise distributed under this Trust Indenture, to the Owner or its designee.

(ii) All proceeds of insurance required to be maintained by the Owner in accordance with this Trust Indenture in respect of any property damage or loss involving proceeds of the Threshold Amount or less or not constituting an Event of Loss with respect to any Pledged Spare Parts and insurance proceeds in excess of the Debt Balance shall be paid over to, and retained by, the Owner.

(iii) If either the Mortgagee or the Owner receives a payment of such insurance proceeds in excess of its entitlement pursuant to this Trust Indenture, it shall promptly pay such excess to the other.

(c) Application of Payments During Existence of a Special Default or Event of Default. Any amount described in this Section 4.09 that is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by, the Owner if at the time such payment, credit or retention would otherwise occur a Special Default or Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Mortgagee as security for the obligations of the Owner under this Trust Indenture and shall be invested pursuant to Section 6.06 hereof. At such time as there shall not be continuing any Special Default or Event of Default, such amount and any gains thereon shall be paid to the Owner to the extent not previously applied in accordance with this Trust Indenture.

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ARTICLE V

EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE

SECTION 5.01.  Event of Default

“Event of Default” means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the failure of the Owner to pay (x) principal of, interest on, Break Amount, if any, or Premium, if any, under any Equipment Note when due (including when due in connection with an Optional Redemption), and such failure shall continue unremedied for a period of 10 Business Days, or (y) any other amount payable by it to the Note Holders under this Trust Indenture or the Note Purchase Agreement when due, and such failure shall continue for a period in excess of 10 Business Days after Owner has received written notice from Mortgagee or holder of an Equipment Note of the failure to make such payment when due;

(ii) Owner shall fail (x) to comply with Section 3.1 of the Collateral Maintenance Agreement or (y) to redeem Series G Equipment Notes when required pursuant to Section 3.3 of the Collateral Maintenance Agreement;

(iii) Owner shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein, in the Collateral Maintenance Agreement or in any other Operative Agreement to which Owner is a party and such failure shall continue unremedied for a period of 30 days from and after the date of written notice thereof to Owner from Mortgagee, unless such failure is capable of being corrected and Owner shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice;

(iv) any representation or warranty made by Owner herein, in the Note Purchase Agreement, in the Collateral Maintenance Agreement or in any other Operative Agreement to which Owner is a party (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question, (c) and the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Mortgagee) for a period in excess of 30 days from and after the date of written notice thereof from Mortgagee to Owner;

(v) the Owner shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Owner shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the

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Owner shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Owner’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing;

(vi) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner, a receiver, trustee or liquidator of the Owner or of any substantial part of its property, or any substantial part of the property of the Owner shall be sequestered, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

(vii) a petition against the Owner in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

(viii) the Owner shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Pledged Spare Parts in accordance with the provisions of Section 4.09 and such failure shall continue unremedied for a period of 30 days;

SECTION 5.02.  Remedies

(a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom and may sell the Collateral as a whole or from time to time in part; provided, that the Mortgagee shall give the Owner twenty days’ prior written notice of its intention to sell any Collateral. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale, lease or other disposition of any Collateral available to it, even though it shall not have taken possession of such Collateral and shall not have possession thereof at the time of such sale, lease or other disposition.

(b) If an Event of Default shall have occurred and be continuing, then and in every such case the Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices

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to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon, Break Amount, if any, with respect thereto, and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (v), (vi) or (vii) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest, Break Amount, if any, with respect thereto, and all other amounts due hereunder and under the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

This Section 5.02(b), however, is subject to the condition that, if at any time after all or any portion of the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the portion of the Original Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Mortgagee, rescind and annul the Mortgagee’s declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

(c) The Note Holders shall be entitled, at any sale pursuant to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

(d) In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon, Break Amount, if any, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

(e) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Note Holder, the Mortgagee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a “grantor trust” for federal income tax purposes.

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SECTION 5.03.  Return of Collateral, Etc.

(a) If an Event of Default shall have occurred and be continuing, at the request of the Mortgagee, the Owner shall assemble the Collateral and make it available to the Mortgagee at the Designated Locations and shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Owner wherever such Collateral may be or are supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

(b) Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Owner relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto.

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SECTION 5.04.  Remedies Cumulative

Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

SECTION 5.05.  Discontinuance of Proceedings

In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Owner or the Mortgagee shall continue as if no such proceedings had been instituted.

SECTION 5.06.  Waiver of Past Defaults

Upon written instruction from a Majority in Interest of Note Holders, the Mortgagee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Mortgagee shall not waive any Default (i) in the payment of all or any portion of the Original Amount, Premium, if any, Break Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder.

SECTION 5.07.  Appointment of Receiver

The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.

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SECTION 5.08.  Mortgagee Authorized to Execute Bills of Sale, Etc.

The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Mortgagee the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate or entering into any agreement described in Section 5.03(b), with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Mortgagee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

SECTION 5.09.  Rights of Note Holders to Receive Payment

Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

ARTICLE VI

DUTIES OF THE MORTGAGEE

SECTION 6.01.  Notice of Event of Default

If the Mortgagee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay any installment of principal and interest on any Equipment Note, the Mortgagee shall give prompt written notice thereof to the Policy Provider and each Note Holder. Subject to the terms of Sections 5.06, 6.02 and 6.03 hereof, the Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Mortgagee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 6.03, if the Mortgagee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Mortgagee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Mortgagee may not sell any Pledged Spare Parts without the consent of a Majority in Interest of Note Holders. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Mortgagee, the Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of Owner to pay any installment of principal or interest

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within one Business Day after the same shall become due, which failure shall constitute knowledge of a Default) unless notified in writing by the Owner or one or more Note Holders.

SECTION 6.02.  Action Upon Instructions; Certain Rights and Limitations

Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Mortgagee shall, subject to the terms of this Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any other Operative Agreement as shall be specified in such instructions and (ii) give such notice or direction or exercise such right, remedy or power hereunder or under any other Operative Agreement with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Mortgagee shall not, except as provided in Section 6.01, approve any such matter as satisfactory to the Mortgagee.

The Mortgagee will execute and the Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Mortgagee will furnish to the Policy Provider and each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Mortgagee hereunder.

SECTION 6.03.  Indemnification

The Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), 6.02 or Article V hereof unless the Mortgagee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause “First” of Section 3.03 hereof) owed to it pursuant to this Section 6.03. The Mortgagee shall not be under any obligation to take any action under this Trust Indenture or any other Operative Agreement and nothing herein or therein shall require the Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Mortgagee shall be accepted as reasonable assurance of adequate indemnity). The Mortgagee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Mortgagee to take any action, if the Mortgagee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

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SECTION 6.04.  No Duties Except as Specified in Trust Indenture or Instructions

The Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Mortgagee. The Mortgagee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

SECTION 6.05.  No Action Except Under Trust Indenture or Instructions

The Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any part of the Collateral except in accordance with the powers granted to, or the authority conferred upon the Mortgagee pursuant to this Trust Indenture and in accordance with the express terms hereof.

SECTION 6.06.  Investment of Amounts Held by Mortgagee

Any amounts held by the Mortgagee pursuant to Section 3.02, 3.03 or 3.07 or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Mortgagee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Mortgagee from time to time in Investment Securities as directed by the Owner so long as the Mortgagee may acquire the same using its best efforts. All Investment Securities held by the Mortgagee pursuant to this Section 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Mortgagee’s reasonable fees and expenses in making such investment, shall be held and applied by the Mortgagee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold (without regard to its maturity) by the Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

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ARTICLE VII

THE MORTGAGEE

SECTION 7.01.  Acceptance of Trusts and Duties

The Mortgagee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Collateral in accordance with the terms hereof. The Mortgagee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.04(a) hereof and the last sentence of Section 6.04 hereof, and (iii) from the inaccuracy of any representation or warranty of the Mortgagee (in its individual capacity) in the Note Purchase Agreement or expressly made hereunder.

SECTION 7.02.  Absence of Duties

Except in accordance with written instructions furnished pursuant to Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections 6.03, 6.04 and 7.07 hereof the Mortgagee shall have no duty (i) to see to any recording or filing of this Trust Indenture or any other document, or to see to the maintenance of any such recording or filing, (ii) to see to any insurance on any Pledged Spare Parts or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Owner, or (v) to inspect the Collateral at any time or ascertain or inquire as to the performance or observance of any of Owner’s covenants herein or any Permitted Lessee’s covenants under any assigned Permitted Lease with respect to any Pledged Spare Parts.

SECTION 7.03.  No Representations or Warranties as to Pledged Spare Parts or Spare Parts Documents

THE MORTGAGEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF ANY PLEDGED SPARE PARTS, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Mortgagee, in its individual or trust capacities, does not make or shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Note Purchase

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Agreement, or the Equipment Notes, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Mortgagee in its individual capacity expressly made in this Trust Indenture or in the Note Purchase Agreement. The Note Holders make no representation or warranty hereunder whatsoever.

SECTION 7.04.  No Segregation of Monies; No Interest

Except as otherwise provided in Section 3.07 hereof, any monies paid to or retained by the Mortgagee pursuant to any provision hereof and not then required to be distributed to the Note Holders, or the Owner as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Mortgagee shall not be liable for any interest thereon (except that the Mortgagee shall invest all monies held as directed by Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Investment Securities; provided, however, that any payments received, or applied hereunder, by the Mortgagee shall be accounted for by the Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

SECTION 7.05.  Reliance; Agreements; Advice of Counsel

The Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Mortgagee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of the Owner, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Mortgagee. As to any fact or matter relating to the Owner the manner of the ascertainment of which is not specifically described herein, the Mortgagee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Mortgagee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Mortgagee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

SECTION 7.06.  Compensation

The Mortgagee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services

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rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation, to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Collateral toward such payments. The Mortgagee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Trust Indenture.

SECTION 7.07.  Instructions from Note Holders

In the administration of the trusts created hereunder, the Mortgagee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Trust Indenture appear to conflict with any other provision herein or should the Mortgagee’s duties or obligations hereunder be unclear, and the Mortgagee shall incur no liability in refraining from acting until it receives such instructions. The Mortgagee shall be fully protected for acting in accordance with any instructions received under this Section 7.07.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01.  Scope of Indemnification

The Mortgagee shall be indemnified by the Owner to the extent and in the manner provided in Section 8 of the Note Purchase Agreement.

ARTICLE IX

SUCCESSOR AND SEPARATE TRUSTEES

SECTION 9.01.  Resignation of Mortgagee; Appointment of Successor

(a) The Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days’ prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Mortgagee without cause by an instrument in writing delivered to the Owner and the Mortgagee, and the Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In the case of the resignation or removal of the Mortgagee, a Majority in Interest of Note Holders may appoint a successor Mortgagee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to Owner’s reasonable approval. If a successor Mortgagee shall not have been appointed within 30 days after such notice of resignation or removal, the Mortgagee, the Owner or any Note Holder may apply to any court of

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competent jurisdiction to appoint a successor Mortgagee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Mortgagee so appointed by such court shall immediately and without further act be superseded by any successor Mortgagee appointed as above provided.

(b) Any successor Mortgagee, however appointed, shall execute and deliver to the Owner and the predecessor Mortgagee an instrument accepting such appointment and assuming the obligations of the Mortgagee arising from and after the time of such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Mortgagee hereunder in the trust hereunder applicable to it with like effect as if originally named the Mortgagee herein; but nevertheless upon the written request of such successor Mortgagee, such predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Mortgagee, and such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all monies or other property then held by such predecessor Mortgagee hereunder.

(c) Any successor Mortgagee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Mortgagee hereunder upon reasonable or customary terms.

(d) Any corporation into which the Mortgagee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which substantially all the corporate trust business of the Mortgagee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Mortgagee and the Mortgagee under this Trust Indenture without further act.

SECTION 9.02.  Appointment of Additional and Separate Trustees

(a) Whenever (i) the Mortgagee shall deem it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Trust Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Note Purchase Agreement, (ii) the Mortgagee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Mortgagee shall so advise the Owner), or (iii) the Mortgagee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or

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more persons approved by the Mortgagee, either to act jointly with the Mortgagee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Mortgagee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.02. If the Owner shall not have taken any action requested of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Mortgagee so to do, or if an Event of Default shall have occurred and be continuing, the Mortgagee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner, and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Mortgagee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The Mortgagee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Mortgagee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

(b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Mortgagee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Mortgagee shall be promptly paid over by it to the Mortgagee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Mortgagee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and the Mortgagee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and Article XI hereof insofar as they apply to the Mortgagee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the Mortgagee hereunder.

(c) If at any time the Mortgagee shall deem it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel

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that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Mortgagee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Mortgagee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

ARTICLE X

SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE

AND OTHER DOCUMENTS

SECTION 10.01.  Instructions of Majority; Limitations

(a) The Mortgagee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner; provided, however, that (1) without the consent of each holder of an affected Equipment Note then outstanding, the Policy Provider and the Liquidity Providers, no such amendment, waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 10.01, or of Article II or III or Section 5.01, 5.02(c), 5.02(d), or 6.02 hereof, the definitions of “Event of Default,” “Special Default,” “Default,” “Majority in Interest of Note Holders,” “Break Amount,” “Premium” or “Note Holder,” or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Break Amount, if any, Premium, if any, or interest with respect to any Equipment Note, (iii) reduce, modify or amend any indemnities in favor of the Mortgagee or the Note Holders (except that the Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or the other Indenture Indemnitees or (iv) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof; and (2) notwithstanding the foregoing, upon the written request of the Required Subordinated Holders, the Mortgagee shall from time to time enter into an amendment, supplement or waiver of the Subordinated Security Provisions contained in the Collateral Maintenance Agreement as may be agreed by the Owner. Notwithstanding the foregoing, without the consent of the affected Liquidity Provider or Policy Provider neither the Owner nor the Mortgagee shall enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture or the other Operative Agreements

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which shall reduce, modify or amend any indemnities in favor of or other amounts payable to such Liquidity Provider or Policy Provider.

(b) The Owner and the Mortgagee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Mortgagee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Mortgagee any property subject or required to be subject to the Lien of this Trust Indenture; (v) to add any location as a Designated Location; (vi) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner; (vii) to add to the rights of the Note Holders; and (viii) to include on the Equipment Notes any legend as may be required by Law.

SECTION 10.02.  Mortgagee Protected

If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to the terms of Section 10.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture, such institution may in its discretion decline to execute such document.

SECTION 10.03.  Documents Mailed to Note Holders

Promptly after the execution by the Owner or the Mortgagee of any document entered into pursuant to Section 10.01 hereof, the Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Owner (if not a party thereto), to the Policy Provider and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Mortgagee to mail such copies shall not impair or affect the validity of such document.

SECTION 10.04.  No Request Necessary for Trust Indenture Supplement

No written request or consent of the Note Holders pursuant to Section 10.01 hereof shall be required to enable the Mortgagee to execute and deliver a Trust Indenture Supplement specifically required by the terms hereof.

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ARTICLE XI

MISCELLANEOUS

SECTION 11.01.  Termination of Trust Indenture

Upon (or at any time after) payment in full of the Original Amount of, Premium, if any, Break Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under the Note Purchase Agreement, the Collateral Maintenance Agreement or other Operative Agreement, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Pledged Spare Parts and all other Collateral from the Lien of the Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

SECTION 11.02.  No Legal Title to Collateral in Note Holders

No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

SECTION 11.03.  Sale of Collateral by Mortgagee Is Binding

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

SECTION 11.04.  Trust Indenture for Benefit of Owner, Mortgagee, Note Holders and the other Indenture Indemnitees

Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture.

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SECTION 11.05.  Notices

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and (i) if to the Owner, addressed to it at 1600 Smith Street, Houston, Texas 77002, Attention: Treasurer, facsimile number (713) 324-2447, (ii) if to Mortgagee, addressed to it at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 651-8882, (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Note Purchase Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner or the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

SECTION 11.06.  Severability

Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.07.  No Oral Modification or Continuing Waivers

No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with Section 10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

SECTION 11.08.  Successors and Assigns

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Operative Agreements applicable to a Note Holder.

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SECTION 11.09.  Headings

The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.10.  Normal Commercial Relations

Anything contained in this Trust Indenture to the contrary notwithstanding, Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

SECTION 11.11.  Governing Law; Counterpart Form

THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.12.  Voting By Note Holders

All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

SECTION 11.13.  Bankruptcy

It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Pledged Spare Parts and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

SECTION 11.14.  Agreement as to Fair Market Value

The Owner and the Mortgagee acknowledge that the use of Fair Market Value herein or in the other Operative Agreements is strictly and solely for convenience in establishing the amount of Collateral and any substitutions therefor under the Operative Agreements. Accordingly, the Fair Market Value of any Collateral subjected to the Lien of a Collateral

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Agreement is not an indication of and shall not be deemed an agreement by the parties as the basis for valuation of such Collateral for purposes of determining the value of the Mortgagee’s secured claim against the Owner, adequate protection of the Mortgagee’s interest in the Collateral or for any other purpose in any bankruptcy, receivership or insolvency proceeding involving the Owner or any remedial action brought by the Mortgagee or Collateral Agent except to the extent such valuations are mandated by applicable law, or any court with jurisdiction over such proceedings, in either case without regard to the use of the concept of Fair Market Value by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

CONTINENTAL AIRLINES, INC.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Mortgagee

By:
Name:
Title:

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ANNEX A

DEFINITIONS

GENERAL PROVISIONS

(a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

(i)
each of “Owner,” “Mortgagee,” “Note Holder” or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(ii)	words importing the plural include the singular and words importing the singular include the plural;

(iii)
any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

(iv)	any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

(v)
the words “Agreement,” “this Agreement,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

(vi)
the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(vii)
a “Section,” an “Exhibit,” an “Annex” or a “Schedule” in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

(b) Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

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(c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

(e) For purposes of each Operative Agreement, the occurrence and continuance of a Default or Event of Default referred to in Section 5.01(v),(vi) or (vii) shall not be deemed to prohibit the Owner from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing if such Special Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to Owner under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Trust Indenture with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110.

DEFINED TERMS

“Above-Cap Liquidity Agreement” means the ISDA Master Agreement, the Schedule to such ISDA Master Agreement and the Class G Above-Cap Liquidity Confirmation that supplements such ISDA Master Agreement, each dated as of the Issuance Date and between the Above-Cap Liquidity Provider and the Subordination Agent, on behalf of the Class G Pass Through Trustee, provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such instrument shall be effective unless consented to by Owner.

“Above-Cap Liquidity Provider” means Morgan Stanley Capital Services Inc., as Above-Cap Liquidity Provider under the Above-Cap Liquidity Agreement.

“Act” means part A of subtitle VII of title 49, United States Code.

“Actual Knowledge” means (a) as it applies to Mortgagee, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to Owner, actual knowledge of a Vice President or more senior officer of Owner or any other officer of Owner having responsibility for the transactions contemplated by the Operative Agreements; provided that each of Owner and Mortgagee shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice from Owner, any Note Holder or Mortgagee, such notice having been given pursuant to Section 11.05 of the Trust Indenture.

“Additional Insureds” is defined in paragraph (i) of Section C to Annex B of the Trust Indenture.

“Additional Parts” is defined in Section 3.1(a)(i) of the Collateral Maintenance Agreement.

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“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air.

“Annual Methodology” means, in determining an opinion as to the Fair Market Value of the Collateral, taking at least the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Valuation Date; (ii) reviewing the Independent Appraiser’s internal value database for values applicable to Qualified Spare Parts included in the Collateral; (iii) developing a representative sampling of a reasonable number of the different Qualified Spare Parts included in Collateral for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (iii); (v) establishing an assumed ratio of Serviceable Parts to Unserviceable Parts as of the applicable Valuation Date based upon information provided by the Owner and the Independent Appraiser’s limited physical review of the Collateral referred to in the following clause (vi); (vi) visiting at least two locations selected by the Independent Appraiser where the Pledged Spare Parts are kept by the Owner (neither of which was visited for purposes of the last appraisal under Section 2.1 or 2.2 of the Collateral Maintenance Agreement, whichever was most recent), provided that at least one such location shall be one of the top three locations at which the Owner keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Collateral; (vii) conducting a limited review of the inventory reporting system applicable to the Pledged Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi); and (viii) reviewing a sampling of the Spare Parts Documents (including tear-down reports).

“Annual Valuation Date” is defined in Section 2.1 of the Collateral Maintenance Agreement.

“Appliance” means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.

“Applicable Margin” means 0.350%, in the case of the Series G Equipment Notes and 3.125%, in the case of the Series B Equipment Notes.

“Applicable Period” is defined in Section 3.2 of the Collateral Maintenance Agreement.

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“Appraisal Compliance Report” means, as of any date, a report providing information relating to the calculation of the Collateral Ratio, the Subordinated Collateral Ratio and the Rotable Ratio, which shall be substantially in the form of Appendix I to the Collateral Maintenance Agreement.

“Appraised Value” means, with respect to any Collateral, the Fair Market Value of such Collateral as most recently determined pursuant to (i) the report attached as Appendix II to the Prospectus Supplement or (ii) Article 2 and, if applicable, Section 3.1 of the Collateral Maintenance Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated September 25, 1997, between Owner and Pass Through Trustee, but does not include any Trust Supplement.

“Beneficial Owner” when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Premium in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

“Break Amount” means, as of any date of payment, redemption or acceleration of any Equipment Note (the “Applicable Date”), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below; provided, however, that no Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth below, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Payment Date (or, if such Payment Date is not a Business Day, the next succeeding Business Day).

Break Amount = Z-Y

Where:

X	=
with respect to any applicable Interest Period, the sum of (i) the amount of the outstanding principal amount of such Equipment Note as of the first day of the then applicable Interest Period plus (ii) interest payable thereon during such entire Interest Period at then effective LIBOR.

Y	=	X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

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Z	=
X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period, determined by the Reference Agent as of two Business Days prior to the Applicable Date as the discount rate.

“Business Day” means any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, or Wilmington, Delaware and (ii) which is also a day for trading by and between banks in the London interbank Eurodollar market.

“Capped Interest Rate” means a rate per annum equal to 10.35%.

“Cash Collateral” means cash and/or Investment Securities deposited or to be deposited with the Securities Intermediary in accordance with the provisions of Section 3.07 of the Trust Indenture.

“Certificate Owner” is defined in the Pass Through Trust Agreements.

“Citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15).

“Class B Pass Through Trust” means the Continental Airlines Pass Through Trust 2006-1B.

“Class G Pass Through Trust” means the Continental Airlines Pass Through Trust 2006-1G.

“Closing” means the closing of the transactions contemplated by the Note Purchase Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended; provided that, when used in relation to a Plan, “Code” shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

“Collateral” is defined in the Granting Clause of the Trust Indenture.

“Collateral Agent” means the Mortgagee and each other Person acting as agent on behalf of the Note Holders under any other Collateral Agreement.

“Collateral Agreement” means the Trust Indenture and any other agreement under which a security interest has been granted pursuant to Section 3.1(a)(ii) of the Collateral Maintenance Agreement.

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“Collateral Maintenance Agreement” means the Collateral Maintenance Agreement, dated as of the Issuance Date, among the Owner, the Mortgagee and the Policy Provider.

“Collateral Ratio” shall mean a percentage determined by dividing (i) the aggregate outstanding Original Amount of all Series G Equipment Notes minus the sum of the Cash Collateral held by the Securities Intermediary by (ii) the Fair Market Value of all Collateral (excluding any Cash Collateral), as set forth in the most recent Independent Appraiser’s Certificate delivered by the Owner pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section 3.1 of the Collateral Maintenance Agreement, if applicable.

“Continental Cash Balance” means the sum of (a) the amount of cash and cash equivalents that would have been shown on the balance sheet of Continental and its consolidated subsidiaries prepared in accordance with GAAP as of any Valuation Date, plus (b) the amount of marketable securities that would have been reflected on such balance sheet which had, as of such Valuation Date, a maturity of less than one year and which, but for their maturity, would have qualified to be reflected on such balance sheet as cash equivalents.

“Controlling Party” is defined in the Intercreditor Agreement.

“Corporate Trust Office” means the principal office of Mortgagee located at Mortgagee’s address for notices under the Note Purchase Agreement or such other office at which Mortgagee’s corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Owner and each Note Holder.

“Debt Balance” means 110% of the outstanding Original Amount of the Equipment Notes.

“Debt Rate” means (i) for purposes of interest on the Equipment Notes, in the case of the first Interest Period, the Initial Period Debt Rate (as defined in Schedule 2 to the Note Purchase Agreement) and, in the case of any subsequent Interest Period, a rate per annum of LIBOR for such Interest Period, as determined pursuant to the Reference Agency Agreement, plus the Applicable Margin, provided that, if a Payment Default has occurred and is continuing on any Payment Date, the Debt Rate on the Series G Equipment Notes for the Interest Period commencing on such Payment Date shall not exceed the Capped Interest Rate, and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

“Default” means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

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“Designated Locations” means the locations in the U.S. designated from time to time by the Owner at which the Pledged Spare Parts may be maintained by or on behalf of the Owner, which initially shall be the locations set forth on Schedule I to the Trust Indenture and shall include the additional locations designated by the Owner pursuant to Section 4.04(b) of the Trust Indenture.

“Dollars,” “United States Dollars” or “$” means the lawful currency of the United States.

“DOT” means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Mortgagee, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the New York UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the New York UCC), (d) the Mortgagee shall be the “entitlement holder” (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Owner, (f) it will waive or subordinate in favor of the Mortgagee all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the New York UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of (a) Wilmington Trust Company, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s and Standard & Poor’s of at least A-3 or its equivalent.

“Engine” means an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of the Engine, except a Propeller.

“Equipment Note Register” is defined in Section 2.07 of the Trust Indenture.

“Equipment Notes” means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations and rulings issued thereunder all as amended and in effect from time to time.

“Event of Default” is defined in Section 5.01 of the Trust Indenture.

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“Event of Loss” means (i) the loss of any of the Pledged Spare Parts or of the use thereof due to destruction, damage beyond economic repair or rendition of any of the Pledged Spare Parts permanently unfit for normal use by Owner for any reason whatsoever (other than the use of Expendables in the Owner’s operations); (ii) any damage to any of the Pledged Spare Parts which results in the receipt of insurance proceeds with respect to such Pledged Spare Parts on the basis of an actual or constructive loss; (iii) the loss of possession of any of the Pledged Spare Parts by the Owner for ninety (90) consecutive days (or, if earlier, the date on which the Owner has confirmed to the Mortgagee in writing that the Owner cannot recover such Pledged Spare Parts) as a result of the theft or disappearance of such Pledged Spare Parts; or (iv) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of any of the Pledged Spare Parts by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days.

“Excluded Parts” means Spare Parts and Appliances held by the Owner at a location not a Designated Location.

“Existing Securities” means the Floating Rate Secured Notes due 2007 and the Floating Rate Secured Subordinated Notes due 2007 issued by Owner.

“Existing Security Agent” means WTC, in its capacity as Security Agent under the Existing Security Agreement.

“Existing Security Agreement” means the Spare Parts Security Agreement, dated as of December 6, 2002, between the Owner and Wilmington Trust Company, as security agent.

“Existing Security Release” means a release in substantially the form of Exhibit E to the Note Purchase Agreement.

“Existing Trustee” means WTC, in its capacity as Trustee with respect to the Existing Securities.

“Expendables” means Qualified Spare Parts other than Rotables.

“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

“FAA” means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

“FAA Filed Documents” means the Trust Indenture and the Existing Security Release.

“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

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“Fair Market Value” means, with respect to any Collateral, its fair market value determined on the basis of a hypothetical sale negotiated in an arm’s length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, provided that cash shall be valued at its Dollar amount.

“Financing Statements” means, collectively, (a) UCC-1 (and, where appropriate, UCC-3) financing statements covering the Collateral, by Owner, as debtor, showing Mortgagee as secured party, for filing in Delaware and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Collateral and (b) UCC-3 financing statements evidencing the termination of the Lien of the Existing Security Agreement, for filing in each jurisdiction that, in the opinion of Mortgagee, is reasonably desirable.

“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person’s financial statements.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Indemnitee” means (i) WTC and Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Providers, the Liquidity Guarantor and the Policy Provider, (v) the Pass Through Trustees, (vi) each Affiliate of the persons described in clauses (i) and (ii), (vii) each Affiliate of the persons described in clauses (iii), (iv) and (v), (viii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i), (ii) and (vi), (ix) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (iii), (iv), (v) and (vii), (x) the successors and permitted assigns of the persons described in clauses (i), (ii) and (viii), and (xi) the successors and permitted assigns of the persons described in clauses (iii), (iv), (v) and (ix); provided that the persons described in clauses (iii), (iv), (v), (vii), (ix) and (xi) are Indemnitees only for purposes of Section 8.1 of the Note Purchase Agreement.

“Indenture Agreements” means any contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

“Indenture Indemnitee” means (i) WTC and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent,

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(iv) each Liquidity Provider, the Liquidity Guarantor and the Policy Provider, (v) each Pass Through Trustee and (vi) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (v) inclusive above.

“Independent Appraiser” means Simat, Helliesen & Eichner, Inc. or any other Person certified by ISTAT (or any successor organization thereto) selected by the Owner and approved by the Policy Provider (so long as the Policy Provider is the Controlling Party), such approval not to be unreasonably withheld or delayed, (i) engaged in a business which includes appraising Aircraft and assets relating to the operation and maintenance of Aircraft from time to time and (ii) who does not have any material financial interest in the Owner and is not connected with the Owner or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or person performing similar functions.

“Independent Appraiser’s Certificate” means a certificate signed by an Independent Appraiser and attached as Appendix II to the Prospectus Supplement or delivered thereafter pursuant to Article 2 or Section 3.1 of the Collateral Maintenance Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Providers, the Policy Provider and the Subordination Agent, dated as of the Issuance Date, provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.

“Interest Period” means (i) in the case of the first Interest Period, the period commencing on (and including) the Issuance Date and ending on (but excluding) the first Payment Date following the Issuance Date and (ii) in the case of each subsequent Interest Period, the period commencing on (and including) the last day of the immediately preceding Interest Period, and ending on (but excluding) the next Payment Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

“Investment Security” means (a) any bond, note or other obligation which is a direct obligation of or guaranteed by the U.S. or any agency thereof; (b) any obligation which is a direct obligation of or guaranteed by any state of the U.S. or any subdivision thereof or any agency of any such state or subdivision, and which has the highest rating published by Moody’s or Standard & Poor’s; (c) any commercial paper issued by a U.S. obligor and rated at least P-1 by Moody’s or A-1 by Standard & Poor’s; (d) any money market investment instrument relying upon the credit and backing of any bank or trust company which is a member of the Federal Reserve System and which has a combined capital (including capital reserves to the extent not included in capital) and surplus and undivided profits of not less than $250,000,000 (including the Mortgagee and its Affiliates if such requirements as to Federal Reserve System membership and combined capital and surplus and undivided profits are satisfied), including, without limitation, certificates of deposit, time and other interest-bearing deposits, bankers’ acceptances, commercial paper, loan and mortgage participation certificates and documented discount notes accompanied by irrevocable letters of credit and money market fund investing solely in securities

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backed by the full faith and credit of the United States; or (e) repurchase agreements collateralized by any of the foregoing.

“IRS” means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

“Issuance Date” means June 9, 2006.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“LIBOR” means, with respect to any period, LIBOR for such period as determined pursuant to the Reference Agency Agreement.

“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

“Liquidity Facilities” means, collectively, the Above-Cap Liquidity Agreement and the Primary Liquidity Facility.

“Liquidity Guarantee” means the Guaranty Agreement, dated as of the Issuance Date, providing for the guarantee by the Liquidity Guarantor of the obligations of the Above-Cap Liquidity Provider under the Above-Cap Liquidity Agreement.

“Liquidity Guarantor” means Morgan Stanley.

“Liquidity Providers” means, together, the Above-Cap Liquidity Provider and the Primary Liquidity Provider.

“Loans” is defined in Section 3.2 of the Collateral Maintenance Agreement.

“Majority in Interest of Note Holders” means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner or any of its Affiliates (unless all Equipment Notes then outstanding shall be held by Owner or any Affiliate of Owner); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

“Material Adverse Change” means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

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“Maximum Collateral Ratio” means 45.0%.

“Maximum Subordinated Collateral Ratio” means 75.0%.

“Minimum Rotable Ratio” means 150.0%.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” is defined in Section 3.03 of the Trust Indenture.

“Mortgagee” means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as mortgagee under the Trust Indenture.

“Moves” is defined in Section 3.2 of the Collateral Maintenance Agreement.

“Net Worth” means, for any person, the excess of its total assets over its total liabilities.

“Non-U.S. Person” means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

“Nonappraisal Compliance Report” means a report providing information relating to compliance by the Owner with Section 2.3 of the Collateral Maintenance Agreement, which shall be substantially in the form of Appendix II to the Collateral Maintenance Agreement.

“Note Holder” means at any time each registered holder of one or more Equipment Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date among Owner, the Pass Through Trustees, the Subordination Agent and Mortgagee.

“NY UCC” means the UCC as in effect on the date of determination in the State of New York.

“Officer’s Certificate” means, in respect of any party to the Note Purchase Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such party.

“Operative Agreements” means, collectively, the Note Purchase Agreement, the Collateral Maintenance Agreement, the Trust Indenture and the Equipment Notes.

“Optional Redemption” is defined in Section 2.11 of the Trust Indenture.

“Original Amount,” with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

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“Owner” is defined in the first paragraph of the Trust Indenture.

“Owner Person” means Owner, any lessee, assignee, successor or other user or person in possession of any Pledged Spare Part with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to a Pledged Spare Part directly by or through any of the persons in this parenthetical).

“Parts Inventory Report” means, as of any date, a list identifying the Pledged Spare Parts by manufacturer’s part number and brief description and stating the quantity of each such part included in the Pledged Spare Parts as of such specified date.

“Pass Through Agreements” means the Pass Through Trust Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Liquidity Facilities, the Policy, the Policy Provider Agreement, the Policy Indemnification Agreement, the Policy Fee Letter and the Fee Letters referred to in Section 2.03 of the Primary Liquidity Facility, provided that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Owner, unless consented to by Owner.

“Pass Through Certificates” means the pass through certificates issued by the Pass Through Trusts (and any other pass through certificates for which such pass through certificates may be exchanged).

“Pass Through Trust” means each of the two separate pass through trusts created under the Pass Through Trust Agreements.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Owner and a Pass Through Trustee, provided, that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Agreement shall be effective unless consented to by Owner.

“Pass Through Trustee” means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement.

“Pass Through Trustee Agreements” means the Pass Through Trust Agreements, the Note Purchase Agreement, and the Intercreditor Agreement.

“Payment Date” means each March 2, June 2, September 2 and December 2, commencing on September 2, 2006.

“Payment Default” means a Default under Section 5.01(i) of the Trust Indenture.

“Payment Due Rate” means (a) with respect to (i) any payment made to a Note Holder under any Series of Equipment Notes, the Debt Rate applicable to such Series plus 2% and (ii) any other payment made under any Operative Agreement to any other Person, the Debt

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Rate applicable to such payment plus 2% or, if less, (b) the maximum rate permitted by applicable law.

“Permitted Days” is defined in Section 2.1 of the Collateral Maintenance Agreement.

“Permitted Lease” means a lease permitted under Section 4.04(d) of the Trust Indenture.

“Permitted Lessee” is defined in Section 4.04(d) of the Trust Indenture.

“Permitted Lien” means (a) the rights of Mortgagee under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to Mortgagee (both in its capacity as trustee under the Trust Indenture and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 4.04 or 4.05 of the Trust Indenture; (d) Liens for Taxes of Owner (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Owner is obligated to indemnify such Tax Indemnitee under any of the Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (f) Liens arising out of any judgment or award against Owner (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (g) the Lien created by the Existing Security Agreement, but only on the Closing Date; and (h) any other Lien with respect to which Owner (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Mortgagee.

“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, limited liability companies, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

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“Pledged Spare Parts” has the meaning set forth in clause (1) of the Granting Clause of the Trust Indenture.

“Policy” means the certificate guaranty insurance policy issued pursuant to the Policy Provider Agreement.

“Policy Fee Letter” means the fee letter, dated as of the date of the Note Purchase Agreement, from the Policy Provider to Owner and the Subordination Agent setting forth the premium for and certain other fees and expenses in connection with the Policy.

“Policy Indemnification Agreement” means the Indemnification Agreement, dated as of the date of the Note Purchase Agreement, among the Policy Provider, the Owner and the Underwriter.

“Policy Provider” means Financial Guaranty Insurance Company.

“Policy Provider Agreement” means the Insurance and Indemnity Agreement among the Subordination Agent, Owner and the Policy Provider, dated as of the Issuance Date; provided that no amendment, modification or supplement to, or substitution or replacement of, such Agreement shall be effective for purposes of any obligation of Owner, unless consented to by Owner.

“Policy Provider Default” is defined in the Intercreditor Agreement.

“Policy Provider Documents” is defined in the Intercreditor Agreement, provided that no amendment, modification or supplement to, or substitution or replacement of, any document included in such definition shall be effective for purposes of any obligation of Owner, unless consented to by Owner.

“Policy Provider Obligations” means all reimbursement and other amounts, including, without limitation, fees, expenses and indemnities due to the Policy Provider under the Policy Provider Agreement, the Policy Fee Letter or the Note Purchase Agreement.

“Premium” means (i) with respect to any Series B Equipment Note redeemed pursuant to Section 2.11 of the Trust Indenture, the following percentage of the principal amount of such Series B Equipment Note: (x) if redeemed on or after the third anniversary of the Issuance Date and before the fourth anniversary of the Issuance Date, 4%; and (y) if redeemed on or after such fourth anniversary and before the fifth anniversary of the Issuance Date, 2%; provided that no Premium shall be payable under this clause (i) in connection with a redemption of any Equipment Note made by the Owner to satisfy the Maximum Collateral Ratio, Maximum Subordinated Collateral Ratio or Minimum Rotable Ratio requirement pursuant to Section 3.1 of the Collateral Maintenance Agreement or in connection with a redemption required under Section 3.3 of the Collateral Maintenance Agreement, (ii) with respect to any Series G Equipment Note redeemed pursuant to Section 3.3 of the Collateral Maintenance Agreement prior to the third anniversary of the Issuance Date, 1% of the principal amount of such Series G Equipment Note and (iii) with respect to any Series B Equipment Note redeemed pursuant to Section 3.3 of the Collateral Maintenance Agreement (x) prior to the fourth anniversary of the

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Issuance Date, 4% of the principal amount of such Series B Equipment Note or (y) on or after such fourth anniversary and before the fifth anniversary of the Issuance Date, 2% of the principal amount of such Series B Equipment Note.

“Primary Liquidity Facility” means the Revolving Credit Agreement, dated as of the Issuance Date, between the Subordination Agent, as borrower, and the Primary Liquidity Provider, provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Primary Liquidity Facility shall be effective unless consented to by Owner.

“Primary Liquidity Provider” means Morgan Stanley Bank, as “Primary Liquidity Provider” (as such term is defined in the Intercreditor Agreement).

“Propeller” includes a part, appurtenance, and accessory of a propeller.

“Prospectus Supplement” means the final Prospectus Supplement, dated May 24, 2006, to the Prospectus, dated April 10, 2006, of the Owner relating to the offering of the Pass Through Certificates.

“QIB” is defined in Section 2.08 of the Trust Indenture.

“Qualified Spare Parts” has the meaning provided in clause (1) of the Granting Clause of the Trust Indenture.

“Rating Agencies” means, collectively, at any time, and with respect to a class of Pass Through Certificates, each nationally recognized rating agency which shall have been requested by the Owner to rate such class of Pass Through Certificates and which shall then be rating such class of Pass Through Certificates. The initial Rating Agencies for each class of Pass Through Certificates will be Moody’s and Standard & Poor’s.

“Ratings Confirmation” means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies with respect to the applicable class of Pass Through Certificates that such action would not result in (i) a reduction of the rating for such class of Pass Through Certificates below the then current rating for such class of Pass Through Certificates (such rating, in the case of the Class G Pass Through Certificates, as determined without regard to the Policy) or (ii) a withdrawal or suspension of the rating of such class of Pass Through Certificates.

“Redemption Action” means the sending of a notice of redemption pursuant to Section 2.12 of the Trust Indenture with respect to an Optional Redemption of Equipment Notes and the deposit of funds sufficient to pay the redemption price in full (including accrued interest and Premium, if any, but excluding Break Amount, if any, which shall be deposited on or prior to the scheduled redemption date) for such Optional Redemption.

“Redemption Price” is defined in Schedule 2 to the Note Purchase Agreement.

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“Reference Agency Agreement” means the Reference Agency Agreement dated as of the Issuance Date among WTC, as reference agent thereunder, the Subordination Agent and Owner.

“Reference Agent” is defined in the Reference Agency Agreement.

“Required Subordinated Holders” means the holders of a majority of the outstanding Original Amount of Series B Equipment Notes.

“Rotable” means a Qualified Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

“Rotable Part” means a Spare Part or Appliance that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

“Rotable Ratio” shall mean a percentage determined by dividing (i) the Fair Market Value of the Rotables, as set forth in the most recent Independent Appraiser’s Certificate delivered by the Company pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section 3.1 of the Collateral Maintenance Agreement, if applicable, by (ii) the aggregate principal amount of all outstanding Series G Equipment Notes minus the sum of the Cash Collateral held by the Mortgagee.

“Sales” is defined in Section 3.2 of the Collateral Maintenance Agreement.

“SEC” means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.

“Section 1110 Period” means the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding entering into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code and continuing until such time as such trustee or debtor-in-possession fails to perform its obligations thereunder such that the Mortgagee is entitled to take possession of the Pledged Spare Parts pursuant to the Trust Indenture.

“Secured Obligations” is defined in Section 2.06 of the Trust Indenture.

“Securities Account” is defined in Section 3.07 of the Trust Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

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“Securities Intermediary” is defined in Section 3.07 of the Trust Indenture.

“Security” means a “security” as defined in Section 2(l) of the Securities Act.

“Semiannual Methodology” means the Annual Methodology, excluding actions referred to in clauses (iii) and (iv) of the definition of Annual Methodology.

“Semiannual Valuation Date” is defined in Section 2.2 of the Collateral Maintenance Agreement.

“Series” means any of Series G or Series B.

“Series B” or “Series B Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series B” thereunder, in the Original Amount and maturity and bearing interest as specified in Section 2.02 of the Trust Indenture.

“Series B Amount” is defined in Section 2.1 of the Note Purchase Agreement.

“Series G” or “Series G Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series G” thereunder, in the Original Amount and maturity and bearing interest as specified in Section 2.02 of the Trust Indenture.

“Series G Amount” is defined in Section 2.1 of the Note Purchase Agreement.

“Serviceable Parts” means Pledged Spare Parts in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an Aircraft, Engine or other Qualified Spare Part.

“787 Spare Parts” means Spare Parts and Appliances first placed in service after October 22, 1994 that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, a Boeing model 787 Aircraft or any Engine utilized on any such Aircraft.

“Spare Part” means an accessory, appurtenance, or part of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.

“Spare Parts Documents” has the meaning set forth in clause (6) of the Granting Clause of the Trust Indenture.

“Special Default” means (i) the failure by Owner to pay any amount of principal of or interest on any Equipment Note when due or (ii) the occurrence of any Default or Event of Default referred to in Section 5.01(v), (vi) or (vii).

“Special Valuation Date” is defined in Section 2.4 of the Collateral Maintenance Agreement.

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“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Subordinated Collateral Ratio” shall mean a percentage determined by dividing (i) the aggregate unpaid Original Amount of all Equipment Notes minus the sum of the Cash Collateral held by the Securities Intermediary by (ii) the Fair Market Value of all Collateral (excluding any Cash Collateral), as set forth in the most recent Independent Appraiser’s Certificate delivered by the Owner pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section 3.1 of the Collateral Maintenance Agreement, if applicable.

“Subordinated Security Provisions” is defined in Section 4.1 of the Collateral Maintenance Agreement.

“Subordination Agent” means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement, or any successor thereto.

“Subordination Agent Agreements” means the Note Purchase Agreement, the Policy Provider Agreement, the Primary Liquidity Facility, the Reference Agency Agreement, the Above-Cap Liquidity Agreement and the Intercreditor Agreement.

“Tax Indemnitee” means (a) WTC and Mortgagee, (b) each separate or additional trustee appointed pursuant to the Trust Indenture, (c) each Note Holder, (d) the Policy Provider and (e) the respective successors, assigns, agents and servants of the foregoing.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Temporary Cash Collateral” is defined in Section 3.1(e) of the Collateral Maintenance Agreement.

“Threshold Amount” means $2,000,000.

“Transaction Expenses” means all costs and expenses incurred by Mortgagee in connection with (a) the preparation, execution and delivery of the Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) the initial fee of Mortgagee under the Trust Indenture and (c) the reasonable fees and disbursements of counsel for Mortgagee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing.

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“Transactions” means the transactions contemplated by the Note Purchase Agreement.

“Transfer” means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

“Transferee” means a person to which any Note Holder purports or intends to Transfer any or all of its right, title or interest in the Equipment Note, as described in Section 9 of the Note Purchase Agreement.

“Trust Indenture” means the Trust Indenture and Mortgage, dated as of the date of the Note Purchase Agreement, between Owner and Mortgagee.

“Trust Indenture Collateral Supplement” means a Trust Indenture and Mortgage Supplement, substantially in the form of Exhibit B to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

“Trust Indenture Location Supplement” means a Trust Indenture and Mortgage Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

“Trust Indenture Supplement” means a Trust Indenture Collateral Supplement or a Trust Indenture Location Supplement.

“Trust Supplement” means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a class, (ii) the issuance of the Pass Through Certificates of such Class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates of such class are established.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Underwriter” means Morgan Stanley & Co. Incorporated.

“Underwriting Agreement” means the Underwriting Agreement, dated May 24, 2006, between the Owner and the Underwriter, providing for the sale of the Pass Through Certificates.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.

“Unserviceable Parts” means Pledged Spare Parts that are not Serviceable Parts.

“U.S. Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49

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of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

“U.S. Person” means any Person described in Section 7701 (a)(30) of the Code.

“Valuation Dates” is defined in Section 2.4 of the Collateral Maintenance Agreement.

“Warranties” is defined in clause (2) of the Granting Clause of the Trust Indenture.

“WTC” means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

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ANNEX B - INSURANCE TRUST INDENTURE

[Intentionally omitted.]

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EXHIBIT A
TO
TRUST INDENTURE AND MORTGAGE

TRUST INDENTURE AND MORTGAGE SUPPLEMENT

This TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this “Trust Indenture Supplement”) of CONTINENTAL AIRLINES, INC., as Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Owner and Wilmington Trust Company, as Mortgagee (the “Mortgagee”), have heretofore executed and delivered a Trust Indenture and Mortgage, dated as of June 9, 2006 (the “Trust Indenture”), and terms defined in the Trust Indenture and used herein have such defined meanings unless otherwise defined herein;

WHEREAS, the Trust Indenture grants a Lien on, among other things, certain Spare Parts and Appliances to secure (subject to the provisions of the Trust Indenture), among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnities;

WHEREAS, the Owner has previously designated the locations at which the Pledged Spare Parts may be maintained by or on behalf of the Owner in the Trust Indenture [and in Trust Indenture Supplement No. __];

WHEREAS, the Trust Indenture [and the Trust Indenture Supplements] has [have] been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Act on the following date as a document or conveyance bearing the following number:

	DATE OF RECORDING	DOCUMENT OR CONVEYANCE NO.
Trust Indenture......

WHEREAS, the Owner, as provided in the Trust Indenture, is hereby executing and delivering to the Mortgagee this Trust Indenture Supplement for the purposes of adding locations at which the Pledged Spare Parts may be maintained by or on behalf of the Owner; and

WHEREAS, all things necessary to make this Trust Indenture Supplement the valid, binding and legal obligation of the Owner, including all proper corporate action on the part of the Owner, have been done and performed and have happened;

NOW, THEREFORE, THIS TRUST INDENTURE SUPPLEMENT WITNESSETH, that the locations listed on Schedule 1 hereto shall be Designated Locations for purposes of the Trust Indenture at which Pledged Spare Parts may be maintained by or on behalf

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of the Owner, and all Pledged Spare Parts at such Designated Locations shall be subjected to the Lien of the Trust Indenture.

This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof, and the Trust Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

THIS TRUST INDENTURE SUPPLEMENT IS DELIVERED IN THE STATE OF NEW YORK. THIS TRUST INDENTURE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Delivery of an executed counterpart of a signature page to this Trust Indenture Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Trust Indenture Supplement.

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IN WITNESS WHEREOF, the Owner has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

CONTINENTAL AIRLINES, INC.

By:
Name:
Title:

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SCHEDULE I TO EXHIBIT A

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EXHIBIT B
TO
TRUST INDENTURE AND MORTGAGE

TRUST INDENTURE AND MORTGAGE SUPPLEMENT

This TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this “Trust Indenture Supplement”) of CONTINENTAL AIRLINES, INC., as Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Owner and Wilmington Trust Company, as Mortgagee (the “Mortgagee”), have heretofore executed and delivered a Trust Indenture and Mortgage, dated as of June 9, 2006 (the “Trust Indenture”), and terms defined in the Trust Indenture and used herein have such defined meanings unless otherwise defined herein;

WHEREAS, the Trust Indenture grants a Lien on, among other things, certain Spare Parts and Appliances to secure (subject to the provisions of the Trust Indenture), among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnities;

WHEREAS, the Trust Indenture [and the Trust Indenture Supplements] has [have] been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Act on the following date as a document or conveyance bearing the following number:

	DATE OF RECORDING	DOCUMENT OR CONVEYANCE NO.
Trust Indenture......

WHEREAS, the Owner, as provided in the Trust Indenture, is hereby executing and delivering to the Mortgagee this Trust Indenture Supplement for the purposes of adding certain additional Spare Parts and Appliances to the Pledged Spare Parts; and

WHEREAS, all things necessary to make this Trust Indenture Supplement the valid, binding and legal obligation of the Owner, including all proper corporate action on the part of the Owner, have been done and performed and have happened;

NOW, THEREFORE, THIS TRUST INDENTURE SUPPLEMENT WITNESSETH, that Owner hereby confirms that the following shall be included as Qualified Spare Parts for purposes of subclause (IV) of clause (1) of the Granting Clause of the Trust Indenture and shall be subject to the Lien of the Trust Indenture to the same extent as other Qualified Spare Parts (but subject to the exclusions set forth in the Trust Indenture): all [Spare Parts and Appliances] [Rotable Parts] first placed in service after October 22, 1994 and currently owned or hereafter acquired by the Owner that are appropriate for incorporation in, installation

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on, attachment or appurtenance to, or use in, a Boeing model 787 Aircraft or any Engine utilized on any such Aircraft.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III of the Trust Indenture, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes set forth in the Trust Indenture.

This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof, and the Trust Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

THIS TRUST INDENTURE SUPPLEMENT IS DELIVERED IN THE STATE OF NEW YORK. THIS TRUST INDENTURE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Delivery of an executed counterpart of a signature page to this Trust Indenture Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Trust Indenture Supplement.

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IN WITNESS WHEREOF, the Owner has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

CONTINENTAL AIRLINES, INC.

By:
Name:
Title:

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SCHEDULE I
TO
TRUST INDENTURE
AND MORTGAGE

DESIGNATED LOCATIONS

WAREHOUSING
Location	Address
Continental Airlines, Inc., Stores / Receiving	5840 S. Cargo Road, Cleveland, OH 44135
Continental Airlines, Inc., Stores / Receiving	Brewster Road, Building 101, Newark, NJ 07114
Continental Airlines, Inc., Stores / Receiving	17-3120 Mariner Avenue, Tiyan Barrigada, Guam 96913
Continental Airlines, Inc., Stores / Receiving	Material Services - EWA Service Road. Gate 30, Honolulu International Airport, Honolulu, HI 96819
Continental Airlines, Inc., Stores / Receiving	110 Lauhoe Place, Honolulu, HI 96819
Continental Airlines, Inc., Stores / Receiving	8401 Travelair Hangar #7, Houston, TX 77061
Continental Airlines, Inc., Stores / Receiving	7300 World Way West, Los Angeles, CA 90045
Continental Airlines, Inc., Stores / Receiving	4121 Centerport Street, Orlando, FL 32827
Continental Airlines, Inc., Morales Warehouse Kitting	4849 Wright Road, Houston, TX 77032
Continental Airlines, Inc., Parts Control	15851 Vickery Drive, Houston, TX 77032
Continental Airlines, Inc., Stores / Receiving	4849 Wright Road / Bldg B, Houston, TX 77032

MAINTENANCE
Location	Address
Continental Airlines, Inc.	Atlanta Hartsfield Intl. Airport Concourse D - 8, Atlanta, GA 30320
Continental Airlines, Inc.	Logan Intl. Airport Terminal C - A/C Dept., E. Boston, MA 02128
Continental Airlines, Inc.	5300 Riverside Drive, Cleveland, OH 44135
Continental Airlines, Inc.	Ronald Reagan Washington National Airport, Washington, DC 20001
Continental Airlines, Inc.	26360 East 103rd Avenue, Denver, CO 80249
Continental Airlines, Inc.	910 W. Airfield Drive, Ste. 500, Dallas, TX 75261
Continental Airlines, Inc.	Hangar 54, Brewster Road, Newark, NJ 07114
Continental Airlines, Inc.	50 Terminal Drive, Ft. Lauderdale, FL 33315
Continental Airlines, Inc.	Honolulu Intl. Airport, 110 Lauhoe Drive, Honolulu, HI 96819
Continental Airlines, Inc.	8437 Lockheed, Bldg. 3 Upstairs, Houston, TX 77061
Continental Airlines, Inc.	4849 Wright Road, 141-B, Hangar E, Houston, TX 77032
Continental Airlines, Inc.	15555 Vickery Drive, Houston, TX 77032
Continental Airlines, Inc.	5757 Wayne Newton Blvd.- Ticket Counter, Las Vegas, NV 89111
Continental Airlines, Inc.	7300 World Way West, Los Angeles, CA 90045
Continental Airlines, Inc.	LaGuardia Airport, Main Terminal, Flushing, NY 11371
Continental Airlines, Inc.	8855 Tradeport Drive, Orlando, FL 32827
Continental Airlines, Inc.	Miami Int’l Airport - Concourse G, Miami, FL 33122
Continental Airlines, Inc.	New Orleans Intl. Airport Bldg 1, East Access Road, Kenner, LA 70062
Continental Airlines, Inc.	O’Hare Intl. Airport, Chicago, IL 60666
Continental Airlines, Inc.	3400 Sky Harbor Blvd., Phoenix, AZ 85034
Continental Airlines, Inc.	9700 Airport Blvd. Room 222, San Antonio, TX 78216
Continental Airlines, Inc.	SEA-TAC Intl. Airport- A/C MX Dept., Seattle, WA 98158
Continental Airlines, Inc.	San Francisco Intl. Airport-S. Terminal Bldg, San Francisco, CA 94128
Continental Airlines, Inc.	18601 N. Airport Way, Ste. 207, Santa Ana, CA 92707
Continental Airlines, Inc.	Tampa Intl. Airport - Airside A, Tampa, FL 33607

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MAINLINE STATIONS
Location	Address
Albuquerque Int’l Airport	2200 Sunport Blvd South East, Albuquerque, NM 87106
Anchorage Int’l Airport	5000 W. International Airport, Anchorage, AK 99502
Atlanta Int’l Airport	6000 North Terminal Drive, Atlanta, GA 30320
Austin-Bergstrom Int’l Airport	3600 Presidential Blvd, Suite 103, Austin, TX 78719
Baltimore/Washington Int’l Airport	Baltimore/Washington International Airport, Baltimore, MD 21240
Baton Rouge Metropolitan Airport	Terminal Building, Baton Rouge, LA 70807
Birmingham Int’l Airport	5900 Airport Hwy., Birmingham, AL 35212
Bradley Int’l Airport	Bradley International Airport, Windsor Locks, CT 06096
Buffalo Niagara Int’l Airport	Buffalo Niagara International Airport, East Terminal, Attn: Ticket Counter, Buffalo, NY 14225
Charleston Int’l Airport	5500 International Blvd, Ticket Counter, Charleston, SC 29418
Chicago Midway Airport	5757 S Cicero Ave, Chicago, IL
Cleveland Hopkins Int'l Airport	5300 Riverside Drive, Cleveland, OH 44135
Colorado Springs Int’l Airport	Peterson Field, 7770 Drennan Rd., Colorado Springs, CO 80916
Dallas/Ft.Worth Int’l Airport	Terminal B, Dallas/Ft. Worth, TX 75261
Daytona Beach Regional Airport	700 Terminal Drive, Daytona Beach, FL 32014
Denver Int’l Airport	8700 Pena Blvd., Room 3260, Denver, CO 80249
Detroit MetroAirport	Edward H. McNamara Terminal, Building 830, Detroit, MI 48242
Eagle/Vail Int’l Airport	0215 Eldon Wilson Rd., Gypsum, CO 81637
El Paso Int’l Airport	6701 Convair, El Paso, TX 79925
Eppley Airfield	4501 Abbot Drive, Omaha, NE 68119
Ft. Lauderdale Int’l Airport	50 Terminal Drive, Terminal 1, Ft. Lauderdale, FL 33315
George Bush Int'l Airport	Intercontinental Airport, Terminal C, Houston TX 77032
Gulfport Airport	14035 E Airport Blvd, Gulfport, MS 39503
Gunnison Airport	711 N. Rio Grande, Gunnison, CO 81230
Honolulu Int’l Airport	300 Rogers Blvd. #11, Honolulu, HI 96819
Indianapolis Int’l Airport	2500 South High School Rd. Suite 33, Indianapolis, IN 46241
Jacksonville Int’l Airport	2400 Yankee Clipper Drive, Suite 108, Jacksonville, FL 32218
JFK Int’l Airport	Terminal One Ticket Office, Jamaica, NY 11430
John Wayne Airport	18601 N. Airport Way, Ste. 207, Santa Ana, CA 92707
Kahului Int'l Airport	Kahului Int'l Airport, Kahului, HI 93732
Kansas City Int’l Airport	52 Beirut Circle, Kansas City, MO 64153
La Guardia Int’l Airport	Central Terminal Building, Flushing, NY 11371
Lambert Field	10701 Lambert Int’l Blvd., St. Louis, MO 63145

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MAINLINE STATIONS
Location	Address
Logan Int’l Airport	Logan International Airport, 300 Terminal C, East Boston, MA 02128
Los Angeles Int’l Airport	600 World Way, Los Angeles, CA 90045
Manchester Airport	Manchester Airport, Airport Road, Manchester, NH 03103
McCarran Int’l Airport	5757 Wayne Newton Blvd., Las Vegas, NV 89111
Memphis Int’l Airport	2491 Winchester, Memphis, TN 38116
Miami Int’l Airport	Miami International Airport, Concourse G - 3rd Fl., Miami, FL 33159
Miller Int’l Airport	2500 South Bicentennial Blvd, Suite 101, McAllen, TX 78503
Minneapolis/St.Paul Int’l Airport	4300 Glumack Drive, Blue Concourse, St. Paul, MN 55111
Montrose County Airport	2100 Airport Road, Suite 104, Montrose, CO 81401
Myrtle Beach Int’l Airport	1100 Jetport Rd., Myrtle Beach, SC 29577
Nashville Metropolitan Airport	1 Terminal Dr, Suite 329, Nashville, TN 37214
New Orleans Int’l Airport	900 Airline Hwy., Kenner, LA 70061
Newark Liberty Int'l Airport	Newark Liberty Airport Terminal C, Newark, NJ 07114
Norfolk Int’l Airport	2200 Norview Avenue, Norfolk, VA 23518
O’Hare Int’l Airport	O’Hare International Airport, Chicago, IL 60666
Oakland Int’l Airport	1 Airport Drive, Oakland, CA 94621
Ontario Int’l Airport	2900 E. Airport Dr., Room 1464, Ontario, CA 91761
Orlando Int’l Airport	9247 Airport Blvd, Orlando, FL 32827
Palm Beach Int’l Airport	1000 PBIA, Box #114, West Palm Beach, FL 33406
Pensacola Int’l Airport	2430 Airport Blvd., Pensacola, FL 32504
Philadelphia Int’l Airport	Philadelphia International Airport, Concourse D, Philadelphia, PA 19153
Piedmont Triad Int’l Airport	6415 Airport Parkway, Greensboro, NC 27409
Pittsburgh Int’l Airport	Pittsburgh International Airport, Main Terminal, Pittsburgh, PA 15231
Port Columbus Int’l Airport	4600 International Gateway, Columbus, OH 43219
Portland Int’l Airport	7000 NE Airport Way, Portland, OR 97218
Raleigh Durham Int’l. Airport.	1035 Cargo Rd, Raleigh NC 27623
Reno Tahoe Int’l Airport	2001 East Plumb Lane, Reno, NV 89502
Sacramento Metropolitan Airport	6850 Airport Boulevard, Sacramento, CA 95837
Salt Lake Int’l Airport	776 Terminal Rd., Salt Lake City, UT 84122
San Antonio Int’l Airport	9700 Airport Blvd., San Antonio, TX 78216
San Diego Int’l Airport	3707 North Harbor Drive, Suite 115, San Diego, CA 92101
San Francisco Int’l Airport	South Terminal Building Tkt Counter Level, San Francisco, CA 94128
San Jose Int’l Airport	1661 Airport Blvd, Terminal C, San Jose, CA 95110
Sarasota/Bradenton Airport	6008 Airport Circle, Sarasota, FL 34243

4

MAINLINE STATIONS
Location	Address
Savannah Int’l Airport	424 Airways Ave, Savannah, GA 31408
Seattle-Tacoma Int’l Airport	17801 Pacific Highway South, Seattle, WA 98158
Sky Harbor Int’l Airport	3800 Sky Harbor Blvd., Phoenix, AZ 85034
Southwest Florida Int’l Airport	16000 Chamberlin Parkway, Ft. Myers, FL 33913
Tampa Int’l Airport	5500 West Spruce St., Tampa, FL 33607
Theodore Francis Green Airport	T. F. Green State Airport, Post Road, Warwick, RI 02886
Tucson Int’l Airport	7005 South Plumer Ave., Tucson, AZ 85706
Tulsa Int’l Airport	7777 East Apache, Tulsa, OK 74115
Washington Dulles Int’l Airport	Main Ticket Counter, Washington, DC 20041
Washington National Airport	Ronald Reagan Washington National Airport, Terminal B, Washington, DC 20001
Will Rogers World Airport	7100 Terminal Dr., Oklahoma City, OK 73159
Yampa Valley Regional Airport	11005 Routt County Rd. 51A, Hayden, CO 81639

5

REPAIR SUPPLIERS
Supplier	Location
4 Flight Industries	2057 S Grove Avenue, Ontario, CA 91761
AAR Hermetic	100 Corporate Drive, Holtsville, NY 11742
Acme Electric Corporation	528 West 21st Street, Tempe, AZ 85282
Adams Rite Aerospace Inc	4141 N Palm St, Fullerton, CA 92835
Aeronca Inc	2320 Wedekind Drive, Middletown, OH 45042
Aerospace Interiors Inc	419 Van Molan, Houston, TX 77022
Ail Systems Inc	455 Commack Road, Deer Park, NY 11729
Air Cruisers Company	1740 Highway 34 North, Wall Township, NJ 7719
Air Cruisers Company	15556 Dupont Avenue Building B, Chino, CA 91710
Airbase Services Inc	902 Avenue T, Grand Prairie, TX 75050
Allen Aircraft Products Inc	6168 Woodbine Avenue, Ravenna, OH 44266
American Aerospace Corp	1301 Saratoga St., Delano, FL 32724
American Eurocopter Llc	2701 Forum Drive, Grand Prairie, TX 75053-4005
Ameron Global Product Support	1350-2 Lincoln Avenue, Holbrook, NY 11741
Ametek Aerospace	Aerospace & Power Inst., 50 Fordham Road, Wilmington, MA 1887
Ametek Aerospace	4333 Harbour Point Blvd, Sw, Suite A, Mukilteo, WA 98275
Ametek Aerospace	1644 Whittier Ave., Costa Mesa, CA 92627
Applied Aerodynamics Inc	2265 Valley Branch Ln, Dallas, TX 75234
Argo-Tech Corporation	671 West 17th Street, Costa Mesa, CA 92627
Autronics Corporation	12701 Schabarum Avenue, Irwindale, CA 91706
Aviall Battery Shop	2139 Airport Rd, Waterford, MI 48327
Aviall Services Inc	8210 Haskell Avenue, Van Nuys, CA 91406
Aviall Services Inc	8305 B Telephone Rd, Houston, TX 77061
Aviall Services Inc	2 Cranberry Rd., Carlstadt, NJ 07072
Avox Systems Inc.	225 Erie St., Lancaster, NY 14086-9502
Av-Ox, Inc	6734 Valjean Avenue, Van Nuys, CA 91406
Av-Ox, Inc	1812 Production Court, Louisville, KY 40299
Avtech Corp	3400 Wallingford Avenue N, Seattle, WA 98103
BAE Systems	Dallas Service Center, 3131 Story Rd. West, Irving, TX 75038
BAE Systems Controls, Inc	2000 Taylor Street, Dock 1, Fort Wayne, IN 46802
Barfield Inc	4101 N.W. 29th Street, Miami, FL 33142
Barry Controls Aerospace	4510 Van Owen Street, Burbank, CA 91505
BE Aerospace	10800 Pflumm Road, Lenexa, KS 66215
BE Aerospace ISG	3355 E. Lapalma Avenue Repair Division, Anaheim, CA 92806
BF Goodrich Aircraft	Repairs/Cust Service, 100 Panton Road, Vergennes, VT 05491
BF Goodrich Wheel/Tire/ Brakes	17 N Edgeboro Rd, East Brunswick, NJ 08816
Boeing Company Airplane Div	Spares Distribution Center, Repair And Overhaul Area, 2201 S. 142nd St., Door W10, Seatac, WA 98165
Boeing Company Airplane Div	M/S 34-02/Col D4, 2201 S. 142nd St. Door W10, Seatac, WA 98168
Boeing Company Airplane Div	Doors 2 And 7 Bfe, Spe, Sfe, 833 Houser Way North, Renton, WA 98056
Boeing Company Airplane Div	The Boeing Company Arsc, PO Box 808, Lacrosse Road, Building #2, Melbourne, AR, 72556

6

REPAIR SUPPLIERS
Supplier	Location
Boeing Company Airplane Div	The Boeing Co Wichita Div, 3801 S. Oliver, Building 1-198D, Wichita, KS 67277-2207
Boeing Long Beach Division	910 E. 236th St. Mail Code 182/65, Long Beach, CA 90801
Carleton Technologies Inc	10 Cobham Drive, Orchard Park, NY 14127
CFAN	1000 Technology Way, San Marcos, TX 78666
Circle Seal Corporation	Return Materials, 2301 Wardlow Circle, Corona, CA 92880
Continental Airlines	Interior Shop(Wright Rd), 4461 Wright Rd, Houston, TX 77205
Continental Airlines	Orlando Intl Airport, 5410 Bear Rd, Suite 300, Orlando, FL 32827
Continental Airlines, Inc.	Electric Shop, 8433 Lockheed Bldg 4, Houston, TX 77061
Continental Airlines, Inc.	Sheetmetal Shop, Bldg 8, 8402 Travelair, Houston, TX 77061
Continental Airlines, Inc.	Houston Hobby Seat Shop, 8401 Travelair, Houston, TX 77061
Crane Co Hydro-Aire Division	3000 Winona Avenue, Burbank, CA 91503
Curtiss-Wright Flight Sys	201 Old Boiling Springs Rd., Dock C, Shelby, NC 28152
Dayton Granger Aviation Inc	3299 Sw 9th Ave, Ft Lauderdale, FL 33315-3026
Driessen Als Inc	10781 Forbes Avenue, Garden Grove, CA 92843
Eaton Aeroquip Inc	PO Box 819, Meadowbrook Road, Toccoa, GA 30577
Eaton Aerospace	5353 Highland Drive, Jackson, MS 39206
Eaton Aerospace Llc	3675 Patterson Avenue S.E., Grand Rapids, MI 49512
Eaton Corporation	Pressure Sensor Division, 15 Durante Avenue, Bethel, CT 06801
Eaton Corporation	Sterer Products, 4690 Colorado Boulevard, Los Angeles, CA 90039
Edo Corporation	Fiber-Science Division, 2645 South 300 West, Salt Lake City, UT 84115
EFSs Aerospace Inc 643247	24910 Avenue Tibbetts, Valencia, CA 91355
Eldec Corporation	16620 13Th Avenue West, Lynnwood, WA 98037-8597
Electronic Cable Specialists	5300 W Franklin Drive, Franklin, WI 53132-8642
Envirovac Inc	1260 Turret Drive, Rockford, IL 61115
Fadec International	2000 Taylor St Fort Wayne, IN 46801
Fairchild Controls Corp	540 Highland Street, Frederick, MD 21701
Fortner Engineering &	918 Thompson Avenue, Glendale, CA 91201-2079
Fr-Hitemp Ltd	11155 East 51st Avenue, Denver, CO 80239
Frisby Aerospace, Inc	4520 Hampton Rd, Clemmons, NC 27012
Gables Engineering Inc	247 Greco Avenue, Coral Gables, FL 33146
GE Engine Services Dallas	9311 Reeves St, Dallas, TX 75235
GE Engine Services, Inc	C/O Ametek Aerospace, 50 Fordham Road, Wilmington, MA 01887
GE Engine Services, Inc	1200 Jaybird Road, Peebles, OH 45660
GE Engine Services, Inc	Amtec Accessories, Llc., 3035 N.W. 40th Street, Miami, FL 33142
GE Engine Services, Inc	Strother Field Industrial Park, Po Box 797, Arkansas City, KS 67005
GE Engine Services, Inc	C/O Honeywell Intl Inc, 1 Cliff Garrett Dr, Anniston, AL 36201
GE Engine Services, Inc	C/O Unison Industries, 5345 State Hwy 12, Norwich, NY 13815
GE Engine Services, Inc	C/O H&L Accessory Inc, 2824 Old Woodruff Rd, Greer, SC 29651

7

REPAIR SUPPLIERS
Supplier	Location
GE Engine Services, Inc	C/O Grand Prairie Accessory, 1038 Santerre Drive, Grand Prairie, TX 75050
GE Engine Services, Inc	C/O Triumph Thermal Systems, 200 Railroad Street, Forest, OH 45843
GE Engine Services, Inc	201 West Crescentville Rd., Cincinnati, OH 45246
GE Engine Services, Inc	C/O Argo-Tech Corp, 204 South Hindry Ave, Inglewood, CA 90301
GE Engine Services, Inc	C/O Unison Industries, 7575 Baymeadows Way, Jacksonville, FL 32256
GE On Wing Support Inc	600 East Dallas Rd, Ste 300, Grapevine, TX 76051
General Dynamics Ots, Inc.	9845 Willows Rd. Ne, Building 97A, Redmond, WA 98052
General Electric-Aemc Strother	Strother Field Industrial Park, Arkansas City, KS 67005
Gkn Aerospace Chem-Tronics Inc	1150 W. Bradley, El Cajon, CA 92021
Goodrich	2604 Hwy 20 North, Jamestown, ND 58401
Goodrich Aerostructures	499 Marina Parkway, Chula Vista, CA 91910
Goodrich Corporation	7100 Intermodal Dr, Louisville, KY 40258
Goodrich Corporation	2403 Walnut Ridge, Dallas, TX 75229
Goodrich Corporation	9151 King Arthur Drive, Dallas, TX 75247
Goodrich Corporation	129 Fairfield St, Oldsmar, FL 34677
Goodrich Corporation	Landing Gear Division, 3201 N W. 167th St, Opa Lacka, FL 33056 4253
Goodrich Corporation	Stringtown Rd., Hc75, Union, WV 24983
Goodrich Corporation	30 Van Nostrand Avenue, Englewood, NJ 07631-4396
Goodrich Corporation	Foley Service Center, 1300 West Fern Avenue, Foley, AL 36536
Goodrich Corporation	3405 So 5th Street, Phoenix, AZ 85040
Goodrich Corporation	Everett Service Center, 3100 112th Street Sw, Everett, WA 98204-3524
Goodrich Corporation	1275 N. Newport Road, Colorado Springs, CO 80916-2779
Goodrich Pump & Engine Control	Talcott Road, West Hartford, CT 06110
Grand Prairie Accessory Svcs	1038 Santerre Drive, Grand Prairie, TX 75050
Hamilton Sundstrand	3601 Flamingo, Miramar, FL 33027
Hamilton Sundstrand	Rockford Repair Station, 4747 Harrison Road, Rockford, IL 61125-7002
Hamilton Sundstrand	4400 Ruffin Road, PO Box 85757, San Diego, CA 92138
Hamilton Sundstrand	18008B N. Black Canyon Highway, Phoenix, AZ 85023
Hamilton Sundstrand	3601 Flamingo Rd, Miramar, FL 33027
Hamilton Sundstrand	Sundstrand Aerospace, 2421 11th Street, Rockford, IL 61104
Hamilton Sundstrand Corp	1 Hamilton Rd. Doc W. Windsor Locks, CT 06096
Hawker Pacific Inc	11310 Sherman Way, Sun Valley, CA 91352
Heath Tecna Interior Spares	3225 Woburn Street, Bellingham, WA 98226
Honeywell	Trade-In Credits & New LRU, Returns, Redmond, WA 98052
Honeywell Inc	7825 Ridgepoint Dr., Irving, TX 75063
Honeywell Inc	1830 Industrial Avenue, Wichita, KS 67216
Honeywell Inc	4150 Lind Ave S W, Renton, WA 98055
Honeywell Inc	8840 Evergreen Blvd., Coon Rapids, MN 55433-6040
Honeywell International Inc	1944 E. Sky Harbor Circle, Phoenix, AZ 85034

8

REPAIR SUPPLIERS
Supplier	Location
Honeywell International Inc	R & O Receiving, R & O Receiving, Tempe, AZ 85284
Honeywell International Inc	Courter Operation, 375 North Lake Street, Boyne City, MI 49712
Honeywell International Inc	1730 No Topping, Kansas City, MO 64120
Honeywell International Inc	964 Postal Road, Allentown, PA 18103
Honeywell International Inc	6930 N. Lakewood, Tulsa, OK 74117
Honeywell International Inc	4150 Lind Ave S W, Renton, WA 98055
Honeywell International Inc	1401 W. Cypress Creek Rd, Ft. Lauderdale, FL 33309
Honeywell International Inc	11100 N Oracle Rd, Tucson, AZ 85740-8001
Honeywell International Inc	1 Cliff Garrett Drive, Anniston, AL 36202
Honeywell International Inc	Engines & Systems -Torrance, 18825 Van Ness Ave., Torrance, CA 90504
Honeywell/Grimes	Product Support Group, 240 Twain Ave, Urbana, OH 43078
Hoover Industries	7260 N.W. 68th Street, Miami, FL 33166
Hr Textron Inc	25200 West Rye Can Rd, Valencia, CA 91355
I T T Aerospace Controls	Repair And Overhaul, 28150 Industry Drive, Valencia, CA 91355
Iacobucci U.S.A.	35 James Way, Eatontown, NJ 07724
In Eros Corporation	1530 Glenn Curtiss St., Carson, CA 90746
Intech Aerospace Services	1428 N Sam Houston Pkwy E, Suite 122, Houston, TX 77073
Intech Aerospace Services	1428 N Sam Houston Pkwy E, Suite 150, Houston, TX 77032-2960
Intertechnique Svcs America	8050 W. Fairlane Avenue, Milwaukee, WI 53223
Ipeco Inc	2275 Jefferson Street, Torrance, CA 90501
Island Equipment Co	Route 2A, Agat, Guam, 96915
Israel Aircraft Ind Ltd	Iai C/O Dhl Danzas Air & Ocean, Building #89 Jfk Int'L Airport, Jamaica, NY 11600
Jamco America	1018 80th St Sw, Everett, WA 98203
Kaiser Aerospace & Electronics	17000 S Red Hill Avenue, Irvine, CA 92614
Kavlico Corporation	14501 Los Angeles Ave., Moorpark, CA 93021
Kidde Aerospace	4200 Airport Dr, Nw Bldg. B, Wilson, NC 27896-9643
Kollsman Instruments	220 Daniel Webster Hwy, Merrimack, NH 03054
Kps N.A. Inc	500-D Radar Road, Greensboro, NC 27410
Kulite Semiconductor Prod.	One Willow Tree Road, Leonia, NJ 07605
L3 Communications Aviation	6000 Fruitville Road, Sarasota, FL 34232-6414
L3 Communications Avionics Sys.	5250 N.W 33 Avenue, Ft Lauderdale, FL 33309
Leach Corp	6900 Orangethorpe Ave, Buena Park, CA 90622-5032
Limco-Airepair, Inc	5304 S. Lawton Ave., Tulsa, OK 74107
Matsushita Avionics Systems	1405 South Beltline Rd #300, Coppell, TX 75019
Med-Air	23610 N. 20 Ave., Suite 10, Phoenix, AZ 85027
Meggitt Safety Systems, Inc	1915 Voyager Avenue, Simi Valley, CA 93063-3349
Messier Services	America, Inc., 45360 Severn Way, Sterling, VA 20166-8914
Messier-Bugatti Systems Inc	7505 Hardeson Road, Suite 100, Everett, WA 98203
Middle River Aircraft Sys	103 Chesapeake Park Plaza, Baltimore, MD 21220
Miltope Corp	500 Richardson Road South, Hope Hull, AL 36043
Monogram Sanitation	1500 Glenn Curtiss St., Carson, CA 90746

9

REPAIR SUPPLIERS
Supplier	Location
Moog Inc	2268 South 3270 West, Salt Lake City, UT 84119
Moog Inc	Aircraft Group, Plant 24 Receiving, Seneca & Jamison Rd., East Aurora, NY 14052
Mpc Products Corp	5600 W Jarvis Ave., Niles, IL 60714
Nabtesco Aerospace Inc	17770 N.E. 78th Place, Redmond, WA 98052
Nordam Group Inc	11200 East Pine Street, Tulsa, OK 74116
Nordam Group Inc	7018 N. Lakewood, Tulsa, OK 74117
Nordam-Texas	5101 Blue Mound Rd, Ft. Worth, TX 76106
North American Airlines	Bld 75, Room 249, Jfk International Airport, Jamaica, NY 11430
Northrop Grumman, Litton	21050 Burbank Blvd, Woodland Hills, CA 91367
Oeco Llc	4607 S.E. International Way, Milwaukee, OR 97222
P L Porter Controls, Inc	6355 Desoto, Woodland Hills, CA 91367
Pacific Scientific	Electro Kinetics Div, 6382 Rose Lane, Carpinteria, CA 93013
Pacific Scientific	2156 W Northwest Hwy, Suite 314, Dallas, TX 75220
Pacific Scientific	11700 Nw 102nd Rd # 6, Miami, FL 33178
Page Aerospace	Suite 110, 22121 17th Ave S.E., Bothell, WA 98021-4417
Pall Aeropower Corp	Cage Code 60047, New Port Richey, FL 34654-5198
Panasonic Avionics Corp	22333 29th Drive S.E., Bothell, WA 98021
Parker Hannifin	Parker Hannifin, 2010 Waldrep Ind Blvd, Dublin, GA 31021
Parker Hannifin	2220 Palmer Ave., Kalamazoo, MI 49001 4165
Parker Hannifin Corp	Gull Electronics Sys. Div, 300 Marcus Boulevard, Smithtown, NY 11787
Parker Hannifin Corp	14300 Alton Parkway, Irvine, CA 92618
Parker Hannifin Corp	Customer Support, 16666 Von Karman Avenue, Irvine, CA 92606 4917
Pneudraulics	8575 Helms, Rancho Cucamonga, CA 91730
Ppg Industries Inc	1719 Highway 72 East, Huntsville, AL 35811
Premium Aircraft Interior	Kent North Corporate Park, 8011 South 187th Street, Building G, Kent, WA 98032
Pti Technologies, Inc.	501 Del Norte Blvd, Oxnard, CA 93030
Radiant Power Corp	6416 Parkland Drive, Ste B, Sarasota, FL 34243
Rockwell Collins	7235 Corporate Center Dr., #E, Miami, FL 33126
Rockwell Collins	15222 Del Amo, Tustin, CA 92780
Rockwell Collins Avionics	5159 Southridge Parkway, Atlanta, GA 30349
Rockwell Collins Avionics	2051 Airport Road, Wichita, KS 67209 1949
Rockwell Collins Avionics	8304 Esters Blvd, Suite 890, Irving, TX 75062-2209
Rockwell Collins Avionics	620 Naches Ave Sw, Renton, WA 98055
Rockwell Collins Avionics	400 Collins Road N.E., Cedar Rapids, IA 52498
Rogerson Kratos	16940 Von Karman, Irvine, CA 92606
Rosemount Aerospace Inc	1256 Trapp Road, Eagan, MN 55121-1217
Rosemount Aerospace Inc	14300 Judicial Road, Burnsville, MN 55306
Sargent Aerospace, Inc.	12796 Nw 107Th Place, Miami, FL 33178
Scott Aviation	225 Erie Street, Service Department, Lancaster, NY 14086
Senior Flexonics Inc	Metal Belows Division, 1075 Providence Highway, Sharon, MA 02067
Shaw Aero Devices Inc	3580 Shaw Blvd., Naples, FL 34117

10

REPAIR SUPPLIERS
Supplier	Location
Sicma Aero Seat Services, Inc	22030 20th Ave. Se Ste 102, Bothell, WA 98021
Skyway Communication Holding	Aviation Division, 1701 West Northwest Highway, Grapevine, TX 76051
Smiths Aerospace Activation	1700 Business Ctr Dr, Duarte, CA 91010
Smiths Aerospace Acuation	2720 W Washington Ave, Yakima, WA 98909
Smiths Aerospace Electronic	23695 Via Del Rio, Yorba Linda, CA 92887
Smiths Industries	14100 Roosevelt Blvd. Dock B, Clearwater, FL 33762-3805
Smiths Industries	PO Box 5389, 14180 Roosevelt Blvd, Clearwater, FL. 33518
Smiths Industries	Aerospace & Defense Sys Inc, 740 East National Road, Vandalia, OH 45377-3000
Smiths Industries	3290 Patterson Ave., Grand Rapids, MI 49512-1991
Smiths Industries Acuation Sys	110 Algonquin Parkway, Ce. Com, Whippany, NJ 07981
Sonico Inc	Bldg 408, Moses Lake, WA 98837
Soundair	1826 Bickford Avenue, Snohomish, WA 98290
Southern Aeroparts, Inc.	10827 E. Marshall Street, Suite 101, Tulsa, OK 74116
Spectra Lux Corporation	12335 134th Ct. N.E., Redmond, WA 98052
Spirit Aerosystems, Inc.	3801 S. Oliver, Wichita, KS 67277-2207
Sunrise Avionics Inc	511 W Guadalupe #24, Gilbert, AZ 85233
Telair International	1950 Williams Drive, Oxnard, CA 93030
Teledyne Controls	12333 West Olympic Boulevard, Los Angeles, CA 90064
Thales Avionics, Inc.	641 Industry Drive, Seattle, WA 98188
Transdigital Comm Corporation	601 Lunar Avenue, Brea, CA 92821
Triumph Airborne Structures	115 Centennial Drive, Hot Springs, AR 71913
Triumph Thermal Systems Inc	200 Railroad Street, Forest, OH 45843
Tyco Electronics	Div.-Cii Technologies, 175 North Diamond Street, Mansfield, OH 44902
Unicorp Systems Inc	2625 West 40th Place, Tulsa, OK 74107-5417
Unison Industries	5345 State Hwy 12, Norwich, NY 13815
Unison Industries	7575 Bay Meadows Way, Jacksonville, FL 32256
United Instruments Inc	3625 Comotara Avenue, Oem Warranty Usa Repair Center, Wichita, KS 67226
US Air Inc	Greater Pittsburg Apt, Pittsburg, PA 15231
Vibro-Metr Inc	10 Ammon Drve, Manchester, NH 03103
West Coast Specialties Inc	3290 146th Place Se, Bellevue, WA 98007
Whittaker Controls Inc	12838 Saticoy St, North Hollywood, CA 91605
Woodward Governor Co	1 Woodward Way, Rockton, IL 61072

11